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                                401 ELLIOTT WEST


                             OFFICE LEASE AGREEMENT


                                     BETWEEN


                              401 ELLIOTT WEST LLC





                                       AND




                                F5 NETWORKS, INC.



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1.   BASIC LEASE TERMS

     Section 1 represents a summary of the basic terms of this Office Space Lease for 401 Elliott West.

     a.   DATE OF LEASE:                              July 31, 1999

     b.   TENANT:                                     F5 Networks, Inc.

          ADDRESS OF LEASED PREMISES:                 401 Elliott Avenue West
                                                      Seattle, WA 98119

          ADDRESS FOR BILLING AND NOTICES:            Prior to Commencement Date:

                                                      200 First Avenue West, Suite 500
                                                      Seattle, WA 98119
                                                      Phone: (206) 505 0800
                                                      Fax:  (206) 505 0897
                                                      Attn: Joann Reiter, General Counsel

                                                      Same as above except the address
                                                      shall be the same as Premises after
                                                      commencement of the Lease.

     c.   LANDLORD:                                   401 Elliott West L.L.C.

          ADDRESS FOR NOTICES:                        c/o Koehler McFadyen & Company
                                                      1601 Fifth Avenue, Suite 2210
                                                      Seattle, WA  98101
                                                      Phone: (206) 682 2680
                                                      Fax:  (206) 467 5975
                                                      Attn: Steve Koehler

                                                      or such other place as
                                                      Landlord may from time to time
                                                      designate by notice to Tenant

     d.   PREMISES AREA:                              83,097 rentable square feet,
                                                      Floors 1 through 4 of Building Two

     e.   BUILDING AREA:                              84,808 rentable square feet
          TENANT'S PERCENTAGE OF BUILDING              97.98%

     f.   PROJECT AREA                                297,682 rentable square feet
          TENANT'S PERCENTAGE OF PROJECT:              27.91%

     g.   TERM OF LEASE:                              This Lease shall commence on July 1, 2000 or such
                                                      earlier or later date as is provided in Section 3 (the
                                                      "Commencement Date") and shall terminate on the last day
                                                      of the one hundredth and forty-fourth (144th) full
                                                      calendar month after the Commencement Date (the
                                                      "Expiration Date").

     h.   BASE MONTHLY RENT:                          $164,462.81

     i.   PARKING:                                    Initial Monthly Charge of $100.00 per month for
                                                      each Parking Permit.

                                                      Number of parking permits allocated to Tenant: 158
                                                      spaces.

     j.   RENT ADJUSTMENT(S):                         MONTHS            BASE MONTHLY RENT
                                                      ------            -----------------
                                                      61 - 72           $173,118.75
                                                      73 - 84           $176,581.13
                                                      85 - 96           $180,043.50
                                                      97 - 108          $183,505.88
                                                      109 - 144         $186,968.25

     k.   ADDITIONAL RENT - ESTIMATED INITIAL
          TENANT'S SHARE OF EXPENSES:                 $46,742.06 per month

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     l.   SECURITY DEPOSIT:                           $2,500,000 in the form of a Letter of Credit as further
                                                      described in Section 6 and Exhibit H.

     m.   NON-REFUNDABLE CLEANING FEE                 N/A

     n.   PREPAID RENT                                N/A

     o.   TENANT'S USE OF PREMISES:                   General Purpose Office with, Shipping/Light
                                                      Manufacturing Facility & Storage Space on the First
                                                      Floor



     p.   BROKERS:                                    Douglas Hanafin, Washington Partners, Inc.
          TO BE PAID BY:                              Landlord

     q.   GUARANTOR(S):                               N/A

     r.   ADDITIONAL TERMS:                           Sections 29 to 42

     s.   EXHIBIT(S):                                 Exhibit A - The Premises
                                                      Exhibit B - The Building and the Project
                                                      Exhibit C - Building Shell and Core Outline Specifications
                                                      Exhibit D - Signage Criteria
                                                      Exhibit E - Janitorial Specifications
                                                      Exhibit F-  Tenant Work Letter
                                                      Exhibit G   Option Space Performance Criterion
                                                      Exhibit H   Form of Letter of Credit







                                       3

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2.   PREMISES/COMMON AREAS/PROJECT.

     a.   PREMISES. Landlord leases to Tenant the premises described in
          Section 1 and in Exhibit A (the "Premises"), located in the Building described on Exhibit B. The Building is part of a larger, multi-building development shown on Exhibit B (the "Project", with the buildings collectively referred to as the "Buildings"). Upon completion of the Tenant Improvements to the Premises, Landlord shall cause the rentable square footage of the Premises to be measured by Landlord's architect using the BOMA American National Standard Institute Publication, ANSI Z65.1-1996 standards (the "Rentable Square Footage"), which measurement shall govern with respect to the Premises Area of Section 1(d). Tenant shall have the right to have a Washington-licensed surveyor approved by Landlord and jointly responsible to Landlord and Tenant verify the Premises Net Rentable Area determined by Landlord's Architect, if it does so within twenty (20) days after receipt of the notice from Landlord's Architect. If based on such verification Tenant disagrees with the Net Rentable Area determined by Landlord's Architect it shall advise Landlord and its Architect of the deviation within ten (10) days thereafter or be deemed to have accepted Landlord's Architect's determination. If Tenant gives a timely notification of disagreement, then the parties shall jointly select a Washington-licensed surveyor to review the calculations of Landlord's architect and the Tenant selected surveyor and make the determination of Premises Net Rentable Area, which determination shall be final and binding on the parties. Landlord shall cause each building within the Project to be similarly measured for the purposes of Sections 1(e) and 1(f) upon completion of the interior improvements of such building(s). Each building shall be deemed added to the Project for the purposes of such computation upon the completion of the Building Shell and Core improvements, as defined in Exhibit C, to such building and the computations of Section 1, if delayed pending final measurement of Rentable Square Footage, shall be deemed retroactive to such date.

     b. COMMON AREAS. As used in this Lease, "Common Areas" shall mean all portions of the Project not leased or demised for lease to specific tenants. During the Lease Term, Tenant and its licensees, invitees, customers and employees shall have the non-exclusive right to use the public portions of the Common Areas, including all parking areas, landscaped areas, entrances, lobbies, elevators, stairs, corridors, and public restrooms in common with Landlord, other Project tenants and their respective licensees, invitees, customers and employees. Landlord shall be entitled to create limited Common Areas within specified Buildings for exclusive use of the tenants within such Buildings. Landlord shall at all times have exclusive control and management of the Common Areas and no diminution thereof shall be deemed a constructive or actual eviction or entitle Tenant to compensation or a reduction or abatement of rent. Landlord in its discretion may increase, decrease or change the number, locations and dimensions of any Common Areas and other improvements shown on Exhibit B, and/or designate such areas limited Common Areas assigned to particular buildings within the Project.

     c. PROJECT. Landlord reserves the right in its sole discretion to modify or alter the configuration or number of buildings in the Project, so long as such modification or alteration does not materially modify or alter Tenant's Premises and provided only that upon such modification or alteration, the Project Area as set forth in Section 1(e) shall be adjusted to reflect such modification or alteration using the BOMA American National Standard Institute Publication, ANSI Z65.1-1996.

3. TERM. The Commencement Date listed in Section 1 of this Lease represents an estimate of the actual Commencement Date. The actual Commencement Date shall be the first to occur of the following events: (i) the date Tenant has substantially commenced the use and occupancy of the Premises or any portion thereof for purposes other than completion of the Tenant Work (as defined in Exhibit F), or (ii) one hundred twenty (120) days (the "Tenant Work Period") after the Delivery Date as defined in Exhibit
     F. The scheduled Delivery Date is February 29, 2000. As used herein, "Unexcused Delay" means the failure to meet an applicable deadline when caused by delays other than Tenant Delay or Force Majeure. "Day(s) of Unexcused Delay" means the number of days of delay past the applicable deadline caused by Unexcused Delay (excluding the effect of Tenant Delay or Force Majeure).

     The Tenant Work Period shall be extended by the amount of any Unexcused Delay. If on September 1, 2000, as a result of Unexcused Delay either
     (w) the Tenant Work is not yet substantially complete or (x) Tenant cannot occupy the Premises because the condition of the Building Shell and Core prevents issuance of such building permit sign offs as are necessary for beneficial occupancy of the Premises, then in addition to any extension of the Tenant Work Period as specified above, Tenant shall receive a credit against Base Rent that first becomes due under this Lease, in an amount equal to one (1) day of Base Rent for each such Day of Unexcused Delay. If, on November 1, 2000, as a result of Unexcused Delay either (y) the Tenant Work is not yet substantially complete or
     (z) Tenant cannot occupy the Premises because the condition of the Building Shell and Core prevents issuance of such building permit sign offs as are necessary for beneficial occupancy of the Premises, and Landlord does not substantially complete the Building Shell and Core so that (subject to the completion of the Tenant Work), building permit sign offs can be issued allowing Tenant to use and occupy the Premises for its intended purposes within thirty (30) days after written notice from Tenant of Tenant's intention to terminate this Lease as provided in this sentence, then Tenant may terminate this Lease by written notice given to Landlord at any time after the end of such thirty (30) day period and prior to the date the Building Shell and Core is substantially complete. If the Commencement Date is later than the estimated Commencement Date specified in Section 1 above, then, except as otherwise provided in this Section 3, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for such delay.

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     Following the Commencement Date, Landlord shall confirm such date to
     Tenant in writing. Any dispute between Landlord and Tenant with respect to the terms and application of this Section 3 and Exhibits C and F attached shall be subject to binding arbitration in accordance with
     Section 39 of this Lease. All provisions of this Lease, other than those relating to the commencement of the Lease Term, the payment of Base Rent and Additional Rent, shall become effective on the date Tenant or its contractor or employees are first present on the Premises for construction, installation, move-in or other purposes.

4.   RENT

     a. BASE MONTHLY RENT. Tenant shall pay Landlord monthly base rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent") provided, however, the first month's Base Monthly Rent and Tenant's Share of Expenses, including any adjustments for Rent Abatement as described in Section 30 below, is due and payable upon the earlier occurrence of (a) February 1, 2000 or (b) the Commencement Date of Tenant's Premises.

          For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated Rents, provided herein, to the periods which correspond to the actual Rent payments as provided under the terms and conditions of this agreement.

     b.   RENT ADJUSTMENT.

          1) Base Monthly Rent shall be increased periodically to the amounts and at the times set forth in Section 1(j).

     c. EXPENSES. The purpose of this Section 4(c) is to ensure that Tenant bears its proportionate share of all actual Expenses related to the use, maintenance, ownership, repair or replacement, and insurance of the Building in which the Premises is located and associated Common Areas. Accordingly, beginning on the date Tenant takes possession of the Premises, Tenant shall each month pay to Landlord one-twelfth (1/12) of Tenant's Share of Expenses related to the Building and Associated Common Areas. As used in this Lease, "Tenant's Share" shall mean the Premises Area, as defined in
          Section 1(d), divided by the Building Area, as defined in Section 1(e), and "Tenant's Share of Expenses" shall mean total Expenses for the Building and associated Common Areas, multiplied by Tenant's Share, provided that Landlord may specially allocate individual expenses where and in the manner necessary, in Landlord's discretion, to appropriately reflect the consumption of the expense or service. For example where some but not all premises in the Building have HVAC, Landlord may reallocate Building Expenses for HVAC to all premises utilizing HVAC to be apportioned on a per square foot basis, or could allocate to each premises utilizing HVAC the cost of maintaining that space's individual unit. In the event the average occupancy level of the Building or the Project for any year is less than ninety five percent (95%), the actual Expenses for the Building or the Project for such year shall be proportionately adjusted to reflect those costs which Landlord estimates would have been incurred, had the Building or Project, as applicable, been ninety five percent (95%) occupied during such year, such that Tenant's Share of Expenses more accurately reflects Tenant's actual usage. The Building is part of a larger, multi-building project described on Exhibit B hereto. In the event any Expenses are billed on a multi-building basis, Tenant's Share of such Expenses shall be charged based on the ratio of the Premises Area, as defined in Section 1(d) divided by the Project Area, defined in Section 1(f). The intent of the parties is to make rental payable by Tenant and other tenants in the Project absolutely net to Landlord assuming at least 95% occupancy, except for items expressly excluded in Section 4(c)(1)(f).

          1) EXPENSES DEFINED. The term "Expenses" shall mean all costs and expenses of the ownership, operation, maintenance, repair or replacement, and insurance of the Project (allocated on a building-by-building basis, to the extent so provided above), including without limitation, the following costs:

               (a) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project,

               (b) All maintenance, management, janitorial, legal, accounting, insurance, and service agreement costs related to the Project. If the Building is managed by an affiliate of Landlord, building management fees in excess of management fees charged by independent property managers for comparable buildings in the Building's geographic market area shall be excluded from defined expenses.

               (c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking Areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past cost experience for the Project.


                                       5

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               (d)   Amortization (along with reasonable financing charges)
                     of capital betterments made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

               (e) Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by Rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income, or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state federal or any improvement or other district, whether such tax is (1) determined by the value of the Project or the Rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project, (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project, (5) based on any parking spaces or parking facilities provided in the Project, or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants.

               (f) Landlord agrees that Expenses as defined in Section 4(c) shall not include the following: (i) the cost of any special services rendered to individual tenants for which a separate charge is billed; (ii) costs of capital betterments except as provided in subsection 4(c)(1)(d) above; (iii) Legal fees, brokerage commissions, advertising costs, or other related expenses incurred by Landlord in an effort to generate rental income; (iv) Repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the original design, materials or workmanship of Building or common areas (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear); (v) Damage and repairs attributable to fire or other casualty for which Landlord is reimbursed from insurance proceeds;
                     (vi) (a) Executive Salaries or (b) Salaries of service personnel for performance of services except to the extent incurred directly in connection with the management, operation, repair or maintenance of the Building; (viii) Landlord's general overhead expenses not related to the Building, provided that Landlord shall be allowed to include the value of any rent-free or rent-reduced occupancy in the Building if such is given to the managing entity in lieu of a higher management fee; (ix) Legal fees, accountants' fees and other expenses incurred in connection with disputes with tenants or other occupants of the Building or associated with the enforcement of the terms of any leases with other tenants or otherwise incurred for any reason other than for the general benefit of all tenants in the Building; (x) Costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering (a) vacant space (excluding common areas) in the Building, or (b) space for tenants or other occupants in the Building, or
                     (c) costs incurred in supplying any improvement item specifically for, or specific services to, other tenants in the Building; (xi) Principal and/or interest payments called for under any debt secured by a mortgage or deed of trust on the Building; (e) Landlord shall not attempt to collect in excess of one hundred percent (100%) of Operating Expenses and shall not recover any item of cost more than once; (xiii) Any bad debt loss, rent loss, or reserves for bad debts or rent loss; (xiv) All items and services for which Tenant or any other tenant in the Building otherwise reimburses Landlord; (xv) Electric power costs for which any tenant directly contracts with the local public service company; (xvi) Costs arising from Landlord's political or charitable contributions; (xvii) Costs, other than those incurred in ordinary maintenance, for the purchase and installation of sculpture, paintings or other objects of art; (xviii) Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due; (xix) Costs incurred due to a violation by Landlord or any other tenant of the Building of the terms and conditions of any lease; (xx) Costs and expenses incurred in complying with hazardous waste and environmental laws where the

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                     lack of compliance is caused by hazardous waste brought
                     into the Project by Landlord, its employees, agents or contractors or other tenants; (xxi) Costs or expenses which would be capitalized under generally accepted accounting principals, and which relate to the initial completion of the Premises, load bearing walls and other structural elements of the Building or the Project, or during the initial Lease Term related to the replacement of the heating and air conditioning and other Building and Project systems; and (xxii) direct costs of managing the Garage paid to third party garage operators such as management fees, attendants, cashiers and maintenance of ticket dispensing equipment.

          2) ANNUAL ESTIMATE OF EXPENSES, TENANT'S SHARE. When Tenant takes possession of the Premises, Landlord shall estimate Tenant's share of Expenses for the remainder of the calendar year, and at the commencement of each calendar year thereafter, Landlord shall estimate Tenant's Share of Expenses for the coming year by multiplying the appropriate estimated annual Building or Project Expenses by Tenant's Share.

          3) MONTHLY PAYMENT OF EXPENSES. Tenant shall pay to Landlord, monthly in advance, as Additional Rent, one-twelfth (1/12) of the Annual Estimate of Tenant's Share of Expenses beginning on the date Tenant takes possession of the Premises. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant's Share of Expenses. If the Additional Rent paid by Tenant under this
               Section 4(c)(3) during the preceding calendar year was less than the actual amount of Tenant's Share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due, failure to so notify Landlord shall represent final determination of Tenant's Share of Expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to Tenant's Share of Expenses due under this Section 4(c)(3). If such overpayment is determined after termination of this Lease, then such overpayment shall be paid by Landlord to Tenant within thirty
               (30) days after the annual expense statement is completed with deduction of any remaining sums owed by Tenant to Landlord.

          4) RENT WITHOUT OFFSET AND LATE CHARGE. As used herein, "Rent" shall mean all monetary sums due from Tenant to Landlord. All Base Monthly Rent shall be paid by Tenant to Landlord without prior notice or demand in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as Landlord may designate in writing from time to time. Whether or not so designated, all other sums due from Tenant under this Lease shall constitute Additional Rent, payable without prior notice or demand when specified in this Lease, but if not specified, then within thirty (30) days of demand, during which time the parties will work to resolve any good faith disagreements on the amount due. All Rent shall be paid without any deduction or offset whatsoever except as otherwise specifically provided herein. All Rent shall be paid in lawful currency of the United States of America. Proration of Rent due for any partial month shall be calculated by dividing the number of days in the month for which Rent is due by the actual number of days in that month and multiplying by the applicable monthly rate. Tenant acknowledges that late payment by Tenant to Landlord of any Rent, Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any Rent or other sum due from Tenant is not received within five (5) business days of the date due, Tenant shall pay to Landlord an additional sum equal to 5% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent Rent or other sums, plus this late charge, which are more than thirty (30) days past due, shall bear interest at the rate of 15 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of Rent or other sums due by money order or cashier's check.

          5) REVIEW AND AUDIT RIGHT. Tenant shall have the right (no more frequently than once per calendar year) to review Landlord's books and records pertaining to Expenses for the prior year. Tenant may cause an audit of Landlord's books and records which will be conducted


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               by an independent certified public accountant designated by
               Tenant. If any such audit discloses Tenant overpaid its share of Expenses for any calendar year, Landlord shall pay Tenant the amount of the overpayment within thirty (30) days after the results of the audit have been disclosed to both parties. If any such audit discloses that Tenant underpaid its share of Expenses during any calendar year, Tenant shall pay Landlord the amount of the underpayment within thirty (30) days after the results of the audit have been disclosed to both parties. All costs and expenses of the audit shall be paid by Tenant; however, if the audit shows Landlord overstated Tenant's share of expenses for the subject calendar year by more than five percent (5%) of the amount actually payable by Tenant, Landlord shall reimburse Tenant for the reasonable costs and expenses of the audit within thirty (30) days of receipt of Tenant's notice of the amount due. Any review or audit of Landlord's books and records pertaining to Expenses shall occur at the office of the Building manager or at such other location in the Seattle Metropolitan Area as Landlord or its Building manager may designate and shall occur during the normal business hours of the Building manager, unless otherwise agreed by Landlord and Tenant. The results of the audit and any information obtained by Tenant from the audit or Tenant's review of Landlord's books and records shall be kept confidential and not disclosed to any other person or entity, including any other tenant of the Building or the Project, except as required by court order or applicable law.

5. PREPAID RENT. Tenant shall, in addition to the payment of the first month's Rent as set forth in Section 4(a), pay to Landlord the prepaid Rent set forth in Section 1(n), and if Tenant is not in default of any provisions of this Lease, such prepaid Rent shall be applied toward Base Monthly Rent for the months set forth in Section 1(n). Landlord's obligations with respect to the prepaid Rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid Rent with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the prepaid Rent. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid Rent; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid Rent.

6. DEPOSIT. Upon execution of this Lease, Tenant shall deposit a security deposit as set forth in Section 1(l) with Landlord in the form of an irrevocable, unconditional letter of credit from an acceptable financial institution. The form of the Letter of Credit and the terms under which it shall be extinguished is provided in Exhibit H, Form of Letter of Credit. If Tenant is in default, Landlord can use the Letter of Credit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately restore the Letter of Credit to its full amount. In no event will Tenant have the right to apply any part of the security deposit to any Rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the Letter of Credit to Tenant. Landlord shall not be required to pay Tenant interest on the security deposit.

7. USE OF PREMISES AND PROJECT FACILITIES. Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant as long as such modifications, alterations, deletions or improvements do not materially alter Tenant's use of its Premises. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including, without limitation, any rules and regulations that may be attached to this Lease and to any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant acknowledges that, except for Landlord's obligations pursuant to Section 13, Tenant is solely responsible for ensuring that the Premises comply with any and all governmental regulations applicable to Tenant's conduct of business on the Premises, and that Tenant is solely responsible for any alterations or improvements that may be required by such regulations, now existing or hereafter adopted. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.

8.   HAZARDOUS SUBSTANCES; DISRUPTIVE ACTIVITIES

     a.   HAZARDOUS SUBSTANCES.

          (1) PRESENCE AND USE OF HAZARDOUS SUBSTANCES. Tenant shall not, without Landlord's prior written consent, keep on or around the Premises, Common Areas or Building, for use, disposal, treatment, generation, storage or sale, any substances designated as, or containing components designated as hazardous, dangerous, toxic or harmful, and/or is subject to regulation, statute or ordinance (collectively referred to as "Hazardous Substances"). Notwithstanding the preceding sentence, Tenant may keep, use, store and dispose of, in, on and from the Premises, materials and supplies otherwise constituting Hazardous Substances which are customarily used for the purposes set forth in Section 1, provided such materials and supplies are used, handled and disposed of in accordance with all applicable governmental rules, regulations, laws and requirements, and in accordance with prudent business practices. With respect to any such Hazardous Substance, Tenant shall:

               (i) Comply promptly, timely, and completely with all governmental requirements for reporting, keeping, and submitting manifests, and obtaining and keeping current identification numbers;

               (ii) Submit to Landlord true and correct copies of all reports, manifests, and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities;

               (iii) Within five (5) days of Landlord's request, submit written reports to Landlord regarding Tenant's use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant's compliance with the applicable government regulations;

               (iv) Allow Landlord or Landlord's agent or representative to come on the Premises at reasonable times, with at least twenty four (24) hours prior notice to Tenant (except in an emergency, when no notice is required), to check Tenant's compliance with all applicable governmental regulations regarding Hazardous Substances;

               (v) Comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease); and

               (vi) Comply with all applicable governmental rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment, and disposal of Hazardous Substances.

          (2) If Tenant violates any provisions of this section, then any and all costs incurred by Landlord and associated with Landlord's monitoring of Tenant's compliance with this Section 8, including Landlord's attorneys' fees and costs, shall be Additional Rent and shall be due and payable to Landlord immediately upon demand by Landlord.

     b.   CLEANUP COSTS, DEFAULT AND INDEMNIFICATION.

          (1) Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Common Areas, or Building.

          (2) Tenant shall indemnify, defend and save Landlord and Landlord's lender, if any, harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord's and Landlord's lender's attorneys' fees and costs) as a result of Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances.

          (3) Upon Tenant's default under this Section 8, in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies:

               (i) At Landlord's option, to terminate this Lease immediately; and/or

               (ii) To recover any and all damages associated with the default, including, but not limited to cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building, any and all damages and claims asserted by third parties and Landlord's attorneys' fees and costs.

     c.   DISPOSAL OF WASTE

          (1) REFUSE DISPOSAL. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

          (2) SEWAGE DISPOSAL. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) in excess of the lesser amount (i) reasonably contemplated by the uses permitted under this Lease or (ii) permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

          (3) DISPOSAL OF OTHER WASTE. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the
               (a) health or safety of persons, wherever located, whether on the Premises or elsewhere (b) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

     d.   DISRUPTIVE ACTIVITIES.  Tenant shall not:

          (1) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not, outside the Premises, be materially different from the light or heat from other sources outside the Premises;

          (2) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

          (3) Create, or permit to be created, any ground vibration that is materially discernible outside the Premises;

          (4) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, or about the Project; or

          (5) Create, or permit to be created, any noxious odor that is disruptive to the business operations of any other tenant in the Project.

9. SIGNAGE. All signing shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials) other than those installed per Exhibit C, stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant. Allowed tenant signage is provided for in Section 39, Tenant Signage, and Exhibit D, Signage Criteria.

10. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

11.  BUILDING PARKING GARAGE.

     a. GRANT OF NON-EXCLUSIVE RIGHT. Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive license to use up to 1.9 parking spaces per 1,000 rentable square feet of the Premises. The estimated number of parking spaces is set forth in Section 1(i). Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking.

     b. LOCATION AND DESIGNATION. There shall exist within the Project a garage and surface parking area (collectively the "Garage"). Landlord shall issue to Tenant parking stickers, tags, or access cards (collectively referred to herein as a "Parking Permit") in a number equal to the number of allocated parking spaces specified in
          Section 11 (a) above. Each Parking Permit will authorize parking in the Garage for one (1) car, twenty-four (24) hours a day, seven days a week subject to modification as provided in this Section 11. Landlord may designate, subject to change from time to time, certain areas within the Garage within which each car may be parked, and Tenant shall observe such designations. Tenant shall observe all reasonable rules and regulations promulgated by Landlord from time to time concerning the use of the Garage and shall supply such additional information relating to persons authorized to use the Garage as may be reasonably requested by Landlord from time to time, including automobile license numbers related to each Parking Permit. All such rules and regulations will apply fairly and equally to all tenants.

     c. OPERATIONS. Landlord may maintain, at it's sole discretion, within the Garage or surface parking area, an area designated "visitor parking" which may be made accessible on an exclusive basis to visitors, clients and other invitees of Building tenants, including Tenant, on an hourly charge basis. Upon the Commencement of this Lease, the Garage shall be open to the general public during the hours of 7:00 a.m. through 7:00 p.m., Monday through Friday, excluding Building holidays. Landlord shall provide an access system to the enclosed portion of the Garage for use by Tenant during the periods the Garage is not open to the general public. Hours during which the general public will have access to the Garage shall be determined at Landlord's sole discretion and may be adjusted from time to time.

     d. CHARGES. The initial monthly charge for the Parking Permits to be provided Tenant by Landlord shall be the amount set forth in
          Section 1(i) of the Lease. Such rate shall be in effect upon the Commencement Date of the Lease, subject to adjustment during each year of the Lease term based upon comparable parking rates for similar buildings in the Lower Queen Anne area (reflecting any applicable federal, state and local taxes and levies), however, in no event shall the rate set forth in Section 1(i) be increased for Tenant's allocated Parking Permits during the initial twelve (12) months of the Lease term and the rate during the second twelve (12) months of the lease term shall not be increased more than 5% above the rate set forth in Section 1(i). The above stated maximums on the percentage increase in rates shall not apply to any of Tenant's parking spaces associated with Tenant's expansion per Sections 34 or 35 of this Lease. Landlord shall maintain a parking validation system for use by tenant customers, clients and invitees. Tenant's monthly parking charge for all Parking Permits and the charges for all validated parking, if any, shall be billed to Tenant and shall be due as Additional Rent within ten (10) days after such billing. All hourly parking shall be priced comparably to the hourly parking rates charged by similar office buildings located in the area (reflecting any applicable federal, state and local taxes and levies).

     e. HOV. Parking stalls required by the City of Seattle for Vanpool, carpool and other high occupancy vehicle or transportation management programs established under a required transportation management plan for the Building will be allocated to each tenant based upon the proportionate share of Parking Permits assigned that tenant for the Building, and any such HOV Parking Permits shall be counted against Tenant's total Permit allocation pursuant to
          Section 11(a).

12.  UTILITIES/SERVICES

     a. UTILITIES/SERVICES. Landlord shall cause public utilities to furnish electricity, gas, water and sewer utilized in operating all normal facilities serving the Premises; and to furnish Tenant during Tenant's occupancy of the Premises:

          (1) Hot and cold water at those points of supply provided for general use of Tenant in the Building; central heating and air conditioning in season and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard for comparable buildings in the Lower Queen Anne area. Tenant shall set operating hours for the Building, subject to the reasonable approval of Landlord. For purposes of this Lease in determining the estimated amount in Section 1(k), normal business hours for the Building, Common Areas and the Garage of the Project are estimated to be 7:00 AM to 6:00 PM Monday through Friday and 7:00 AM to 1:00 PM Saturdays, excluding holidays. Routine maintenance, painting and electric lighting service for all public areas and special service areas of the Building shall be provided as reasonably requested by Tenant. During other than normal business hours for the Building such services shall be provided upon request of Tenant, and if reasonably available, Tenant shall bear the entire cost thereof as Additional Rent. Tenant shall have access to the Premises twenty four (24) hours per day, seven
               (7) days per week, including holidays and weekends, subject to Building security systems and procedures.

          (2) Janitorial service on a five (5) day week basis in accordance with the janitorial specifications attached hereto as Exhibit E (which standards shall be subject to reasonable modification by Landlord from time to time to reflect changes in the industry). If Tenant requires janitorial service in excess of such established standards, and Landlord provides such service, Tenant shall pay any additional cost attributable thereto as Additional Rent.

          (3) Electrical facilities to provide sufficient capacity to serve the electrical power needs of Landlord's equipment servicing the Building and including up to 3.0 watts per square foot of Tenant's Premises for convenience outlet loads and Tenant's miscellaneous equipment loads. In the event Tenant requires electrical service (e.g. the supply of power in a specific voltage or amperage configuration) other than what is provided by the Building to serve Tenant's equipment, and should the installation of such equipment require additional air conditioning capacity above that provided by the Building's standard system, then the cost of the installation and operation of the additional electrical service and air conditioning equipment, if any, shall be paid by Tenant.

          In the event Tenant desires any of the aforementioned services in amounts in excess of those required to be provided by Landlord pursuant to the terms of Section 12(a) above, Tenant shall pay Landlord as Additional Rent hereunder the cost of providing such additional quantities.

     b. INTERRUPTION. Failure by Landlord to any extent to furnish any service, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Notwithstanding the foregoing, however, if an interruption of services for causes within Landlord's reasonable control materially impairs Tenant's ability to effectively use the Premises and if such interruption continues for more than three (3) consecutive days or ten (10) days out of twenty (20) day period, Tenant shall thereafter be entitled to abate rent as to that portion of the Premises which cannot be used, until the service is restored. Should any of the equipment or machinery utilized in supplying the services described herein break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for rebate or abatement of rent or damages, on account of any interruption in service occasioned thereby or resulting therefrom. If any interruption of services resulting from causes within the reasonable control of Landlord continues for thirty (30) consecutive days or more, Tenant may terminate this Lease by written notice given to Landlord at any time prior to the date on which the services are restored or the interference ceases to the extent Tenant can reasonably use and occupy the Premises for its intended purposes. With respect to an interruption of services which results from causes outside the reasonable control of Landlord, if such interruption of services continues for more than thirty (30) consecutive days, unless the interruption is caused by Tenant, or by repairs or alterations requested by Tenant or necessary because of acts or omissions of Tenant (or its agents or employees), the Base Rent and Additional Rent shall equitably abate in proportion to the extent of the interference with Tenant's use of the Premises, commencing on the last day of such thirty (30) day period until the services are restored or the interference ceases to the extent Tenant can again reasonably use and occupy the Premises for its intended purposes, and if such interruption of services continues for more than one hundred eighty (180) consecutive days, Tenant may terminate this Lease by written notice given to Landlord at any time prior to the date on which the services are restored or the interference ceases to the extent Tenant can again reasonably use and occupy the Premises for its intended purposes.

13. MAINTENANCE. Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including those portions of the systems lying outside the Premises, gutters and downspouts on the Building and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Section 4(c). Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, storefronts, floors, ceilings, interior and exterior doors, exterior and interior windows and fixtures and interior plumbing as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds.

14. ALTERATIONS. Tenant shall not make any alterations to the Premises other than Tenant's initial Tenant Improvements per Exhibit F, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned for alterations not affecting structural elements or materially altering Building systems. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, on or before expiration of the term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. At the time Tenant submits plans for alterations to Landlord for Landlord's approval, Tenant may request that Landlord elect whether such alterations shall be removed at the termination of this Lease, and if so requested, Landlord shall make such election simultaneous with its approval of the alterations. If Landlord elects to require removal of the alterations, then at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within 30 days after notice of its election is given, whichever is later.

     Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor reasonably approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications reasonably approved by Landlord. All work performed shall be done in workmanlike manner and with material (when not specifically described in the plans and specifications) of the quality and appearance customary in the trade for first-class construction of the type in which the Premises are located. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics' liens which may result from construction by Tenant. If requested by Landlord, Tenant shall post a bond or other security reasonably satisfactory to Landlord to protect against liens. Tenant will pay directly or reimburse Landlord for any reasonable cost incurred by Landlord in reviewing plans and/or monitoring construction.

15.  RELEASE AND INDEMNITY.

     a. INDEMNITY. Tenant shall indemnify, defend (using legal counsel reasonably acceptable to Landlord) and save Landlord and its property manager harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord's personnel and overhead costs and attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation, but excluding consequential damages such as lost profits) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property to the extent caused by (i) Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, or (ii) any act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such entity in or about the Premises. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent provided herein. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 8.b AND THIS SECTION 15 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

     b. LANDLORD INDEMNITY. Except as otherwise provided in this Section 15 or Section 16, Landlord shall indemnify, defend (using legal counsel reasonably acceptable to Tenant) and save Tenant harmless from all claims, suits, losses, fines, penalties, liabilities and expenses (including Tenant's personnel and overhead costs and attorneys' fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation, but excluding consequential damages such as lost profits) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property to the extent caused by the intentional misconduct or negligence of Landlord or of any employee or agent of Landlord in the Common Areas. Landlord agrees that the foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to actions or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to constitute a waiver of Landlord's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Tenant with a full and complete indemnity from claims made by Landlord and its employees to the extent of their negligence. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 15 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

     c. RELEASE. Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Project equipment; any failure to make repairs; any defect, failure, surge in, or interruption of Project facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building, provided only that the release contained in this Section 15.b shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant or any of Landlord's negligent or willfull misconduct.

     d. LIMITATION ON INDEMNITY. In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the "Indemnitor") agrees to indemnify the other (the "Indemnitee") against liability for damages arising out of bodily injury to Persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee's agents or employees, and (b) the Indemnitor or the Indemnitor's agents or employees, shall apply only to the extent of the Indemnitor's negligence; PROVIDED, HOWEVER, the limitations on indemnity set forth in this Section shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law.

      e. DEFINITIONS. As used in any Section establishing indemnity or release of Landlord, "Landlord" shall include Landlord, its partners, officers, agents, employees and contractors, and "Tenant" shall include Tenant and any person or entity claiming through Tenant.

16. INSURANCE. Tenant, at its cost, shall maintain commercial general liability and property damage insurance and products liability insurance with a single combined liability limit of $2,000,000, insuring against all liability of Tenant and its representatives, employees, invitees, and agents arising out of or in connection with Tenant's use or occupancy of the Premises. Landlord may, from time to time, require modifications of the insurance coverages hereunder to reflect insurance coverages commonly provided in similar projects in the area. Commercial general liability insurance, products liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 15. Landlord and its management contractor shall be named as additional insured and the policy shall contain cross-liability endorsements. On all its personal property, at its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on all Tenant's improvements and alterations, including without limitation, all items of Tenant responsibility described in Section 13 in or about the Premises, to the extent of at least 90% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations. All insurance required to be provided by Tenant under this
      Lease: (a) shall be issued by Insurance companies authorized to do business in the state in which the Premises are located with a financial rating of at least an A IX status as rated in the most recent edition of Best's Insurance Reports; (b) shall be issued as a primary policy; shall be on an occurrence basis; and (d) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease. If Tenant fails at any time to maintain the insurance required by this Lease, and fails to cure such default within five (5) business days of written notice from Landlord then, in addition to all other remedies available under this Lease and applicable law, Landlord may purchase such insurance on Tenant's behalf and the cost of such insurance shall be Additional Rent due within ten (10) days of written invoice from Landlord to Tenant.

      Landlord and Tenant release and relieve the other, and waive their entire right of recovery for loss or damage to property located within or constituting a part or all of the Building or the Project to the extent that the loss or damage is covered by (a) the injured party's insurance, or (b) the insurance the injured party is required to carry under this Article 16, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, or invitees. Each of Landlord and Tenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

17. DESTRUCTION. If during the term, more than 25% of the Premises or more than 10% of the Building are destroyed from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If in Landlord's estimation, the Premises cannot be restored within 120 days following such destruction, the Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days of receipt of Landlord's notice. If neither Landlord nor Tenant terminates this Lease as provided above, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Base Monthly Rent and Tenant's Share of Expenses between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises.

18.   CONDEMNATION.

      a. TAKING. If all of the Premises are taken by Eminent Domain, this Lease shall terminate as of the date Tenant is required to vacate the Premises and all Base and Additional Rent shall be paid to that date. The term "Eminent Domain" shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person. If, in the reasonable judgment of Landlord, a taking of any part of the Premises by Eminent Domain renders the remainder thereof unusable for the business of Tenant (or the cost of restoration of the Premises is not commercially reasonable), the Lease may, at the option of either party, be terminated by written notice given to the other party not more than thirty (30) days after Landlord gives Tenant written notice of the taking, and such termination shall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If this Lease is so terminated, all Base and Additional Rent shall be paid to the date of termination. Whenever any portion of the Premises is taken by Eminent Domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available proceeds issued from the taking governmental authority and to the extent it is reasonably prudent to do so, the remainder of the Premises to the condition they were in immediately prior to such taking, and Tenant shall at its expense proceed with all reasonable dispatch to restore its personal property and all improvements made by it to the Premises to the same condition they were in immediately prior to such taking. The Base and Additional Rent payable hereunder shall be reduced from the date Tenant is required to partially vacate the Premises in the same proportion that the Rentable Area taken bears to the total Rentable Area of the Premises prior to taking.

      b. AWARD. Landlord reserves all right to the entire damage award or payment for any taking by Eminent Domain, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request. Tenant shall, however, have the right to claim from the condemning authority and keep all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in moving Tenant's merchandise, furniture, trade fixtures and equipment, provided, however, that Tenant may claim and keep such damages only if they are awarded separately in the eminent domain proceeding and not out of or as part of Landlord's damages.

19. ASSIGNMENT OR SUBLEASE. Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent, which shall not be unreasonably withheld, delayed or conditioned. In determining whether to consent to a proposed assignment or subletting, Landlord may consider any commercially reasonable basis for approving or disapproving the proposed subletting or assignment, including without limitation any of the following: (i) whether the clientele, personnel or foot traffic which will be generated by the business of the proposed assignee or sublessee is consistent in Landlord's reasonable opinion with the businesses of other tenants of the Building or the Project, (ii) whether the proposed assignee has a net worth and financial strength and credit record reasonably satisfactory to Landlord, and (iii) whether the use of the Premises by the proposed assignee or sublessee will violate or create any potential violation of any laws or a breach or violation of any other lease or agreement by which Landlord is bound. No assignment or sublease shall release Tenant from the obligation to perform all obligations under this Lease unless otherwise agreed in writing by Landlord. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 25% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 25% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. The two proceeding sentences shall not apply to corporations the stock of which is traded through an exchange or over the counter. One half (1/2) of any rent received by Tenant from its subtenants or assignees in excess of the Rent payable by Tenant to Landlord under this Lease and of any sums to be paid by an assignee to Tenant in which is attributable to the leasehold interest, prepayment of rent or "buying down" rent (less the costs and expenses incurred by Tenant in connection with any such sublease or assignment) shall be paid to Landlord. If at the time of the proposed assignment or subletting, the Project is more than 15% vacant, then Tenant shall not charge less on the proposed assignment or subletting than 95% of the rents being charged by Landlord for similar spaces in the Project. For purposes of this Section 19, the term "similar spaces in the Project" shall mean similar as to (i) location of the floors(s) within the Project, (ii) views, (iii) types of tenant improvements and (iv) use. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable out of pocket attorney's fees incurred in connection with such request, whichever is greater.

      Notwithstanding any other provision of this Section 19, Tenant may sublet all or part of the Premises to its parent corporation, if any; any subsidiary corporation of Tenant or its parent corporation; or any corporation or other entity owned or controlled by Tenant, its parent corporation of any subsidiary of Tenant (each an "Affiliate"). Furthermore, Tenant may assign this Lease to any Affiliates, or to any entity resulting from a merger or consolidation with Tenant, provided the assignee's financial condition (i.e., net worth and liquidity) is comparable to that of Tenant immediately preceding the date of the assignment.

      No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt party; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

20.   TENANT DEFAULT.

      a. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default by Tenant: (i) a failure to pay Rent, Additional Rent or other charge when due, provided that Landlord shall not exercise any of its rights under this Section 20(a)(i) until Landlord has given Tenant notice of such default and a cure period of five (5) business days from receipt of such notice, and Tenant has failed to pay such Rent, Additional Rent or other charge within such cure period provided that, with respect to sums due other than Rent and Additional Rent; (ii) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten consecutive days while in monetary default under this Lease shall be conclusively deemed an abandonment and vacation); (iii) failure to perform any other material provision of this Lease, provided that Landlord shall not exercise any of its rights under this Section 20(a)(iii) until Landlord has given Tenant notice of such default and a cure period of thirty (30) days from receipt of such notice, and Tenant has failed to cure such default within such cure period, provided further that if more than thirty (30) days are required to complete such performance, the cure period shall not be deemed to have run so long as Tenant commences to cure such default within the thirty
           (30) day period and thereafter diligently pursues its completion; or (iv) the making by Tenant of any general assignment or general arrangement for the benefit of creditors or the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless in the case of a petition filed against Tenant and the same is dismissed within thirty (30) days, or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease. The notices required by this Section 20 are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirement.

      b. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law): Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) the worth of the unpaid Rent that had been earned at the time of termination of Tenant's right to possession; (2) the worth of the amount of the unpaid Rent that would have been earned after the date of termination of Tenant's right to possession; (3) any other amount, including but not limited to, expenses incurred to relet the Premises, court, attorney and collection costs, necessary to compensate Landlord for all detriment caused by Tenant's default. "The Worth," as used for Item (1) in this Paragraph 21 is to be computed by allowing interest at the rate of 15 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. "The Worth" as used for Item (2) in this Paragraph 21 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession.

21. LANDLORD DEFAULT. Landlord shall not be in default unless Landlord fails to perform its obligations within thirty (30) days after notice by Tenant, specifying wherein Landlord has failed to perform; provided, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within thirty (30) days of Tenant's notice and thereafter diligently completes performance within a reasonable time. Tenant's rights under this Lease shall be limited to actions for damages and/or specific performance, and no default by Landlord shall entitle Tenant to withhold or offset rent, terminate this Lease or to engage in self-help remedies, provided only as follows: If Landlord is in default under this Lease, and such default materially adversely affects Tenant's ability to do business from the Premises, and Landlord fails to cure such default within a commercially reasonable time for emergencies and otherwise within thirty (30) days after written notice from Tenant (provided that if such default cannot be cured with 30 days, then if Landlord fails to commence to cure with 30 days and diligently pursue such cure to completion), then Tenant shall, upon two (2) business days prior written notice to Landlord of Tenant's intent to cure the default, be entitled to cure the default and the reasonable cost of cure shall be reimbursed by Landlord to Tenant with thirty (30) days of invoice therefor. If Landlord fails to make such reimbursement, then any issues relating to such default and cure shall, at either party's election, be resolved by a single-arbitrator before the American Arbitration Association ("AAA") under the Arbitration Rules of the AAA modified as follows: (i) the total time from date of demand for arbitration to final award shall not exceed 25 days; (ii) the arbitrator shall be chosen by the AAA without submittal of lists and subject to challenge only for good cause shown;
      (iii) all notices may be by telephone or other electronic communication with later confirmation in writing; (iv) the time, date, and place of the hearing shall be set by the arbitrator in his or her sole discretion, provided that

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


      there be at least 3 days prior notice of the hearing; (v) there shall be no post-hearing briefs; (vi) there shall be no discovery except by order of the arbitrator; and (vii) the arbitrator shall issue his or her award within 7 days after the close of the hearing. The arbitration shall be held in the county in which the Premises is located. The decision of the arbitrator shall be final and binding on the parties and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The fees and expenses of the arbitrator shall be paid half by Landlord and half by Tenant unless the arbitrator decides otherwise in its discretion. The parties shall each hold harmless and indemnify the arbitrator from any claims arising in connection with the arbitration.

22. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times, with reasonable notice given to Tenant except in the case of an emergency, for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the term; or (e) to repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 22. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this Section 22. Landlord shall conduct his activities on the Premises as provided herein in a commercially reasonable manner so as to limit inconvenience, annoyance or disturbance to Tenant to the maximum extent practicable and to execute confidentiality agreements relating to entering areas Tenant keeps secure for intellectual property reasons. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

23. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. This subordination shall be self operative, provided that so long as Tenant is not in default hereunder beyond the applicable Section 20 cure period, Tenant shall have continued enjoyment of the Premises free from any disturbance or interruption by reason of any foreclosure of Lender's deed of trust or mortgage. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust, subject to the non-disturbance provisions contained herein. If Tenant fails to deliver such subordination document as required herein, then Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

      Tenant, within ten days from notice from Landlord, shall execute and deliver to Landlord, in recordable form, certificates stating that this Lease is not in default, is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. This certificate should also state the amount of current monthly Rent, the dates to which Rent has been paid in advance, and the amount of any security deposit and prepaid Rent. Failure to deliver this certificate to Landlord within ten days shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.

24. NOTICE. Any notice, demand or request required hereunder shall be given in writing to the party's facsimile number or address set forth in
      Section 1 hereof by any of the following means: (a) personal service;
      (b) electronic communication, whether by telex, telegram or facsimile;
      (c) overnight courier; or (d) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as above provided. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means with electronic confirmation of receipt. Any notice, demand or request sent pursuant to subsection (c) hereof shall be deemed received on the business day immediately following deposit with the overnight courier and, if sent pursuant to subsection
      (d), shall be deemed received forty-eight (48) hours following deposit in the U.S. mail.

25. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before

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


      the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, WHERE TENANT HAS RECEIVED A NOTICE TO CURE DEFAULT (WHETHER RENT OR NON-RENT), NO ACCEPTANCE BY LANDLORD OF RENT SHALL BE DEEMED A WAIVER OF SUCH NOTICE, AND, INCLUDING BUT WITHOUT LIMITATION, NO ACCEPTANCE BY LANDLORD OF PARTIAL RENT SHALL BE DEEMED TO WAIVE OR CURE ANY RENT DEFAULT. LANDLORD MAY, IN ITS DISCRETION, AFTER RECEIPT OF PARTIAL PAYMENT OF RENT, REFUND SAME AND CONTINUE ANY PENDING ACTION TO COLLECT THE FULL AMOUNT DUE, OR MAY MODIFY ITS DEMAND TO THE UNPAID PORTION. IN EITHER EVENT THE DEFAULT SHALL BE DEEMED UNCURED UNTIL THE FULL AMOUNT IS PAID IN GOOD FUNDS.

26. SURRENDER OF PREMISES; HOLDING OVER. Upon expiration of the term, Tenant shall surrender to Landlord the Premises and all Tenant improvements and alterations in good condition, except for ordinary wear and tear and alterations Tenant has the right or is obligated to remove under the provisions of Section 14 herein. Tenant shall remove all personal property including, without limitation, all data and phone wires and other improvements which Landlord has required Tenant to remove pursuant to Section 14 or Exhibit F of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost for storage, removal or disposal of Tenant's personal property.

      If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable as provided under Washington law, by either party. All provisions of this Lease, except those pertaining to term and Rent, shall apply to the month-to-month tenancy. During any holdover term, Tenant shall pay Base Monthly Rent in an amount equal to 150% of Base Monthly Rent for the last full calendar month during the regular term plus 100% of Tenant's share of Expenses pursuant to Section 4(c)(3).

27. LIMITATION OF LANDLORD'S LIABILITY. In consideration of the benefits accruing hereunder, Tenant agrees that, in the event of any actual or alleged failure, breach or default of this Lease by Landlord, Landlord's liability under this Lease shall be limited to, and Tenant shall look only to Landlord's interest in the Project and the rents and proceeds thereof.

28.   MISCELLANEOUS PROVISIONS.

      a. TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

      b. AUTHORITY. If Tenant is a corporation, Tenant will deliver to Landlord, contemporaneously with this Lease, an authorizing resolution by Tenant's Board of Directors, authorizing the person(s) executing this Lease to do so, or other evidence of such person(s) authority as is reasonably satisfactory to Landlord.

      c. SUCCESSORS. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in
           Section 19 herein.

      d. LANDLORD'S CONSENT. Except as otherwise specifically provided herein, any consent required by Landlord under this Lease must be granted in writing and may be withheld by Landlord in its sole and absolute discretion unless otherwise provided herein.

      e. COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in
           Section 1(p), who shall be compensated by the party identified in
           Section 1(p). Landlord and Tenant recognize that it is possible that they may hereafter make additional agreements regarding further extension or renewal of this Lease or a new lease or leases for all or one or more parts of the Premises or other space in the Project for a term or terms commencing after the Commencement Date of this Lease. Landlord and Tenant recognize that it is also possible that they may hereafter modify this Lease to add additional space or to substitute space as part of the Premises. If any such additional agreements, new leases or modifications to this Lease are made (except for the exercise of Tenant's Option to Lease the Building Three Option Space), unless otherwise agreed in writing by Landlord, Landlord shall not have any obligation to pay any compensation to any real estate broker or to any other third person engaged by Tenant to render services to Tenant in connection with negotiating such matters, regardless of whether under the circumstances such person is or is not regarded by the law as an agent of Landlord.

      f. OTHER CHARGES. If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent Rent.

      g. FORCE MAJEURE. Neither party shall be deemed in default hereof nor liable for damages arising from its failure to perform its duties or obligations hereunder if such is due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or labor disturbances, civil commotion, delays in transportation, governmental delays or war, provided nothing in this subparagraph shall limit or otherwise modify or waive Tenant's obligation to pay Base Rent and Additional Rent as and when due pursuant to the terms of this Lease, or Landlord's obligation to timely make any payments which Landlord is required to make to Tenant pursuant to this Lease.

      h. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with such commercially reasonable, non-discriminatory "Rules and Regulations" as Landlord may from time to time adopt by written notice. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the building or Project of said tenant or occupant's lease or of any of said Rules and Regulations.

      i. LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease from and after the date of the sale or conveyance, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

      j. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

      k. CLEAN AIR ACT. Tenant acknowledges that Landlord has not made any portion of the Premises or the Building accessible for smoking in compliance with WAC 296-62-12000. If Tenant wishes to make any portion of the Premises accessible for smoking, Tenant shall make all improvements necessary to comply with all applicable governmental rules and regulations. Tenant acknowledges that the indemnity contained in Section 15 of the Lease includes, but is not limited to claims based on the presence of tobacco smoke as a result of the activities of Tenant, its employees, agents, or guests.

29. OPTION TO EXTEND. So long as Tenant is not in material default under the terms of the Lease, Tenant shall have the right to extend the term of the Lease for two (2) additional terms of five (5) years each (the "Extension Terms"). Tenant agrees to notify Landlord in writing of Tenant's intent to renew at twelve (12) months prior to the termination of the then current lease term. The rental rate during the Extension Terms shall be equal to the then Fair Market Rental Rate (adjusted for lease concessions) for comparable space located in Lower Queen Anne, Seattle, Washington.

      Within thirty (30) days following Tenant's notice to Landlord of Tenant's desire to extend the Lease, Landlord shall notify Tenant of the proposed Extended Term Base Rent, which shall be equal to the then Fair Market Rental Rate of the Premises. Fair Market Rental Rate shall be defined as the annual Base Rent (projected from the date of the commencement of the payment of annual rental to which it applies) which Tenant would expect to pay and Landlord would expect to receive under leases of space of comparable size and quality to the Premises and as provided for in and on terms and conditions comparable to, this Lease covering premises similar to the Premises. Tenant shall have thirty
      (30) days following receipt of Landlord's notice of the proposed Extended Term Base Rent, in which to accept such determination; or to agree with Landlord on a stipulated Fair Market Rental Rate.

      If Tenant notifies Landlord, within the aforesaid thirty (30) day period, that Tenant disputes the Prevailing Market Rate quoted by Landlord, the parties shall, during the following thirty (30) days, negotiate in good faith to determine the Annual Base Rent for the renewal Term. If within said thirty-day period the parties are unable to agree on the Annual Base Rent, then within ten (10) days thereafter, each party shall select a qualified appraiser experienced in appraising commercial rental properties in the vicinity of the Building, who shall submit appraisals for the Premises within thirty (30) days of their appointment. If the difference between the appraisals is five percent (5%) or less, the Prevailing Market Rate shall be determined to be the average of the two appraisals. If the difference is greater than five percent (5%), then the two appraisers shall select a third qualified appraiser who shall submit an appraisal within the thirty (30) days following the submission of the first appraisals. The Prevailing Market Rate shall then be the average of the two (2) closest appraisals. The fees of each appraiser shall be paid by the party appointing the appraiser and the fees of the third appraiser, if any, shall be shared equally by the parties.

      The option shall be void if, at the time of exercise of such option, Tenant is not in possession of the Premises or is in default under this Lease or if Tenant fails to deliver the requisite notice thereof within the time period specified above. The option granted herein shall not be severed from this Lease, separately sold, assigned, or transferred.

30. RENT ABATEMENT. Notwithstanding anything to the contrary contained herein, Tenant shall not be liable for the payment of Annual Base Rent or Tenant's Share of Operating Costs for that 22,699 square feet of Rental Area of the Premises identified as Floor Two of Building Two (Rental Abatement Space), or other full floor in Building Two that Tenant may select instead of Floor Two), for the period commencing with the Lease Commencement Date and ending on the earlier of (a) the commencement of month thirteen (13) of the initial lease term or (b) the date that beneficial occupancy of Floor Two of Building Two) commences. Should Tenant occupy less than the full floor prior to the commencement of month thirteen (13), then the Annual Base Rent and Tenant's Share of Operating Costs shall be charged for that portion of the floor being occupied. Tenant covenants and agrees to notify Landlord immediately at such time as Tenant commences occupancy of the Rental Abatement Space. Upon commencement of the thirteenth (13th) month of the lease term the full rent as provided for in Section 1 shall be due and payable no matter how much of the Rental Abatement Space is occupied.

      Tenant shall provide Landlord six (6) months prior written notice on the occupancy date desired in order to allow for the completion of tenant improvements of the Rental Abatement Space.

31. TENANT IMPROVEMENT ALLOWANCE. Landlord shall provide Tenant with an allowance (the "Tenant Improvement Allowance") of up to Thirty Dollars ($30.00) per Rentable Square Foot of the Premises initially leased. The Tenant Improvement Allowance may be used only for actual out-of-pocket costs of labor and materials (including Washington State Sales Tax), and for all professional design services necessary for the design and permitting of the Tenant Work, provided by qualified third party contractors approved by Landlord for construction of the Tenant Work, which approval will not be unreasonably withheld, delayed or conditioned. The Tenant Work and method of payment is set forth in Exhibit F hereto.

32. ARCHITECTURAL AND ENGINEERING SERVICES. Landlord shall provide Tenant with an allowance for schematic space plans performed by an approved space planner up to a maximum amount of $.12 per rentable square foot of the Premises. This design allowance shall be paid by Landlord within twenty (20) days after invoice by Tenant with reasonable documentation showing costs actually incurred.

33. OPTION SPACE. Tenant shall have the option to lease one full floor, up to a maximum of two contiguous full floors, of Building Three ("Building Three Option Space") by providing written notice to Landlord at least thirteen (13) months in advance of the desired delivery date of said Building Three Option Space along with the amount of space to be leased. The Building Three Option Space shall be Floor One and Floor Two of Building Three. The last date on which written notice can be given by Tenant to lease this Building Three Option Space is July 1, 2001. If Tenant gives written notice on the last available date, the Building Three Option Space would not be delivered for occupancy until August 1, 2002. Landlord shall determine the configuration (the full floor to be taken if less than two full floors are required and the location on the floor of any space that is more than one full floor but less than two full floors) of the Building Three Option Space with input from Tenant, once written notice is given by Tenant.

      Landlord reserves the right to either:

      a. Proceed with construction of Building Three as early as August 1, 1999 for delivery on or about October 1, 2000; or

      b. Delay the commencement of construction of Building Three until Landlord is in receipt of Tenant's written notice to lease space in Building Three.

      Landlord reserves the right to enter into leases with third party tenants on Floor Three and Floor Four of Building Three at any time, subject to Tenant's Right of First Refusal per Section 35 below.

      Should Landlord elect to commence construction of Building Three prior to Tenant providing written notice of its intent to lease the Building Three Option Space, Landlord shall hold the Building Three Option Space off the market for Tenant until July 1, 2001, which is the last date on which Tenant can exercise its option to lease the Building Three Option Space.

      Tenant's option to lease all of the Building Three Option Space is subject to Tenant meeting certain criterion as described in Exhibit G, Option Space Performance Criterion. As further described in Exhibit G, Tenant's option to lease the Building Three Option Space shall be reduced to one (1) floor (either the first or second floor of Building Three at Landlord's sole discretion) if the criterion is not met.

      The Rental Rate for the Option Space shall be the current rental rate that Tenant is then paying Landlord under the initial lease term and the Landlord Provided Tenant Improvement Allowance for Building Three shall be the same as provided for Building Two) under the initial lease term. The lease expiration date for the Option Space shall be coterminous with the initial lease term for Building Two.

34. RIGHT OF FIRST REFUSAL. So long as Tenant is not in material default under the terms of the lease, Tenant shall have the Right of First Refusal (ROFR) to:

      a. Lease the third and fourth floors of Building Three should Landlord exercise its rights to enter into leases with third party tenants prior to the time tenant exercises its option to lease its Building Three Option Space; and

      b. Lease any and all contiguous space when it becomes available (ROFR Space) throughout the initial term of this Lease and any subsequent Extension Term.

      If Landlord receives a bona fide written offer from a third party to lease all or part of such ROFR Space, Landlord shall first notify Tenant in writing that such ROFR Space is available to Tenant for lease. Such Landlord notice shall include the material terms and conditions contained in said third party offer (Term, Rent, Tenant Improvement Allowance, etc). Tenant shall have ten (10) business days, from receipt of Landlord's notice, to respond in writing with its intent to lease or not to lease the ROFR Space under substantially the same terms and conditions as contained in Landlord's notice.

      If Tenant notifies Landlord of its intent to lease the ROFR Space, then Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease and specifying that such ROFR Space is a part of the Premises under this Lease and containing other appropriate terms and provisions relating to the addition of the ROFR Space to this Lease.

      In the event Tenant does not exercise in writing its intent to lease said ROFR Space within ten (10) business days of Landlord's notice to Tenant, then Landlord shall thereafter be free to rent such ROFR Space to any third party, under substantially the same terms and conditions as contained in Landlord's notice, free of Tenant's right to lease the ROFR Space. Tenant shall be free during any ongoing period in which the ROFR Space remains unleased to request that Landlord re-open discussions with Tenant, which Landlord shall do, subject to any ongoing discussions that Landlord may then or thereafter engage in with other prospective tenants and Landlord's right to lease the ROFR Space under substantially the same terms and conditions as contained in Landlord's notice.

35. RIGHT TO TERMINATE. So long as Tenant is not in material default under the terms of this Lease, Tenant shall have a one time Right to Terminate the Lease effective at the end of the eighty-fourth (84th) month of the initial lease term subject to the conditions contained in this Section. In order to exercise this Right to Terminate, Tenant shall provide Landlord with written notice (`the Notice") by the end of the 72nd month of the Initial Lease Term (at least twelve (12) months' notice). If Tenant exercises this Right to Terminate, it shall be obligated to pay all amounts due under the Lease until the earlier of the end of the eighty-fourth (84th) month of the Initial Lease Term or the effective date of any third party lease for the Premises, at which point Tenant's obligations under the Lease will cease except to the extent that there is any (i) difference between the monthly base rent paid by the third party tenant, and the Base Monthly Rent due under the Lease; and (ii) any rent or other sums owed by Tenant to Landlord from the period prior to the effective date of the Termination. In no event shall Tenant have any obligations under the Lease after the end of the eighty-fourth month, provided Tenant has complied with the terms of this Section and has no outstanding defaults under the terms of this Lease. Tenant shall, within thirty (30) days of Landlord's receipt of Tenant's notice to exercise this Right to Terminate, pay Landlord's unamortized costs (based upon a twelve (12) year amortization period and an interest rate of eight percent (8%) per annum) including, but not limited to, the Tenant Improvement Allowance, Schematic Space Plan Allowance and real estate commissions in connection with the initial lease of the Premises to the Tenant. This Right to Terminate only applies to the Premises in Building Two.

      Tenant may exercise its Right to Terminate under any of the following conditions:

      a. CONTRACTION OF THE PREMISES. If Tenant wishes to occupy a smaller premises, Tenant shall submit a written request to Landlord, within thirty (30) days of the Notice, to have the size of the Premises reduced to the size specified by Tenant. Landlord will notify Tenant of its decision whether to grant Tenant's request within sixty (60) days of receipt of such request. If Landlord elects to reduce the size of the Premises, Tenant will be required to pay Landlord's unamortized costs, as described above, within thirty (30) days of Landlord's notice that it will allow the size of the Premises to be reduced, provided that the amount of such unamortized costs shall be prorated based on the size of the reduced Premises. If Landlord declines Tenant's request to reduce the Premises, then Tenant may exercise its Right to Terminate as described above.

      b. CESSATION OF BUSINESS. Tenant or any successor entity ceases having its main administrative offices in the Seattle-Bellevue Metropolitan area.

      Tenant and Landlord agree that this Right to Terminate is not to be used to facilitate the move of Tenant from 401 Elliott West to another building in the Seattle-Bellevue Metropolitan area prior to the end of the initial Lease term except as stated in this Section.

36. EARLY POSSESSION. Tenant shall have the non-exclusive right to possess the initial leased premises thirty (30) days prior to Lease Commencement for the purpose of the installation of Tenant's furniture, fixtures and equipment. Tenant shall not be charged base monthly rent or operating expense charges during said Early Possession period. Tenant shall coordinate its move-in activities with the contractor's working on the site so as not to impede the final completion of the Shell & Core Improvements, including punch list type activities. Tenant shall be responsible for the removal and disposal of Tenant's furniture and fixture vendor's cartons and trash.

37. TENANT SIGNAGE. Tenant shall have the right, at Tenant's expense, to install dominant building signage on the Building as long as it leases in excess of fifty percent (50%) of the rentable area of the Building. Tenant's signage shall be subject to all governmental codes and Landlord's prior written approval, which approval will not be unreasonably withheld, delayed or conditioned for signage consistent with the Landlord's architectural principles for the Project. Landlord shall have the right to withhold its approval of any sign(s) which in its reasonable judgment are not harmonious with the design standard of the Building. A signage exhibit, providing more detail to size and location, is further detailed in Exhibit D. Tenant shall have the following signage opportunities:

      a. Install one monument sign adjacent to the entry, or in the landscaped area adjacent to the Building.

      b. Install two exclusive, back lighted, pin-mounted signs on the top parapet of the Building; one sign per wall, on the South, West or East elevations (i.e. 2 of those three walls).

38. FIBER OPTICS. Tenant shall have the right to install satellite dishes, fiber optics and related equipment for Tenants sole use at Tenant's sole cost, expense and liability, subject to Landlord's approval of the location and method of installation, which shall not be unreasonably withheld or delayed for installations that do not interfere with other electronic installations on the Building. Tenant's rights pursuant to this Section shall include the right to make reasonable replacements, upgrades and additions subject to the terms of this Section.

39. USE OF THE ROOF FOR BUSINESS PURPOSES. Tenant shall have the right to enter on the roof of the Building from time to time, in accordance with the provisions of this Section and with the prior approval of Landlord, for the purpose of installing and maintaining, at Tenant's sole cost and expense, equipment in connection with Tenant's use of the Premises (the "Tenant's Equipment") at locations, designated by Landlord. Tenant shall submit drawings, specifications, and installation data for Tenant's Equipment to Landlord for its approval prior to installation.

      Installation of Tenant's Equipment shall be accomplished under the direct supervision of Landlord and in accordance with reasonable rules and regulations prescribed by Landlord. Tenant's Equipment shall be grounded in accordance with Underwriters Laboratories, Inc.
      requirements.

      Tenant shall make no penetration of the Building's roof during installation or removal of Tenant's Equipment without the prior written consent of Landlord. Tenant shall be responsible for the cost of repairing all damages to Landlord's property caused by the installation, operation, repair, or removal of Tenant's Equipment, except to the extent caused by Landlord, its contractors, or employees. Furthermore, in the event Landlord determines that the Building roof must be repaired or resealed as a direct or indirect result of the installation, maintenance, repair, or removal of Tenant's Equipment, except to the extent caused by Landlord, its contractors, or employees, all such repairing and/or resealing shall be performed by Landlord's designated contractor at Tenant's sole cost and expense.

      Upon termination of this Lease, Tenant, at its sole cost, shall remove Tenant's Equipment from the roof of the Building, subject to the provisions of this Section. Removal of Tenant's Equipment shall be done in a manner satisfactory to Landlord.

      If access to the Building roof is required by Tenant at times other than normal business hours, Landlord reserves the right to charge Tenant any actual costs incurred by Landlord for overtime wages to Landlord's employees or contractors.

      Tenant shall obtain and maintain all necessary FCC licenses, if any, and all other governmental approvals, licenses, and permits required to operate Tenant's Equipment, which operation shall not interfere with the quiet enjoyment of the tenants within the Building.

      Tenant agrees that Landlord hereafter shall have the right to install and to grant others the right to install transmitting equipment, satellite dishes, antennae, and similar equipment on the roof of the Building, so long as neither the installation nor operation of such equipment interferes with the operation of Tenant's Equipment.

      Tenant agrees that transmissions from Tenant's Equipment shall not cause interference with transmissions of other persons currently operating communications equipment in the Business Community. Upon written notification from Landlord of such interference, Tenant shall immediately stop operation of Tenant's Equipment and not resume operation until such interference is cured. Any future agreement granting another tenant of the Building or any other person the right to make rooftop installations shall contain a covenant by such other tenant or person that its installation and operation of rooftop equipment will not interfere with the operation of Tenant's Equipment, and that if such interference occurs, such other tenant or other user shall cease installation or operation of its equipment until such interference is cured.

40. FOOD SERVICE SPACE. Landlord has committed to Tenant to lease up to 2,000 square feet of space in the Southeast corner of the first floor of Building Two to a third party food service tenant. Landlord has not commenced negotiations with any food service vendors and, therefore, the exact amount of space to be leased for this use is not finalized. Tenant and Landlord shall work together to finalize this layout and Tenant agrees to lease the space up to the finalized demising line of the food service space. Tenant may, at any time up to the execution of Landlord's lease for food service space, exercise its ROFR to lease said space.

41.   TENANT PARKING. Notwithstanding the provisions of Section 11.a., four
      (4) parking spaces located under the footprint of Building Two and reasonably close to the Building Two elevator may be reserved by Tenant to be designated as F5 Network spaces.

42. EMERGENCY POWER GENERATOR. The Premises shall include an electrical generator pad located by Landlord within the underground parking garage (the "Generator Pad"). The Generator Pad shall be constructed by Tenant in accordance with plans approved in advance by Landlord, which approval will not be unreasonably withheld, delayed or conditioned, and which plans shall include fencing and such curbing as is necessary to contain any fuel spill. Tenant may install on the Generator Pad a backup generator and fuel tank (collectively the "Generator"), the make, model and design of which shall be subject to Landlord's prior approval, which approval will not be unreasonably withheld, delayed or conditioned. The design and operation of the Generator and Generator Pad shall be such as to avoid material interference with other tenants (whether due to vibration, noise, fumes, or otherwise) resulting from operation of the Generator. The Generator shall be used only for periodic testing and in the event Tenant's primary electrical service is interrupted for any reason. All testing shall take place at times reasonably selected to minimize interference with other tenants. The Generator shall be used only for backup power, and may not be used as a primary power source, nor may it be used by any occupant of any other premises. The Generator Pad and the Generator shall be subject to all terms and conditions of this Lease, including but not limited to Sections 8, 15, and 16, provided only that the square footage of the Generator Pad shall not be utilized in calculating the Premises Rentable Area for the purpose of calculating Base Rent or allocating Expenses between the Premises and any larger parcel. Upon expiration or earlier termination of this Lease, Tenant shall remove all improvements and equipment from the Generator Pad and shall restore same to a clean, paved condition, and shall provide such studies or other information as is necessary to demonstrate to Landlord's reasonable satisfaction that there has been no environmental contamination on the Generator Pad as a result of the storage and operation of the generator and fuel tank thereon.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


Landlord:         401 ELLIOTT WEST L.L.C.

                  BY:      CHERLIN L.L.C.,
                  ITS:     Manager and Member


                  By:
                      --------------------------------
                           Richard L. Carson
                  Its:  Managing Member

                  BY:      KMC-ONE, L.L.C.
                  ITS:     Member

                  By
                     ---------------------------------
                     Stephen K. Koehler, President, Koehler McFadyen & Company
                  Its: Managing Member


Tenant:           F5 NETWORKS, INC.


                  By: /s/ Jeffrey S. Hussey
                       -------------------------------

                  Its:
                       -------------------------------


                  By:
                       -------------------------------

                  Its:
                       -------------------------------

STATE OF WASHINGTON        )
                           )ss.
COUNTY OF KING             )


         I certify that I know or have satisfactory evidence that RICHARD L. CARSON and STEPHEN K. KOEHLER are the persons who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the Managing Member on behalf of CHERLIN LLC and KMC-ONE LLC and Member of 401 ELLIOTT WEST LLC to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

           Dated:
                  --------------------


                                         --------------------------------------
                                         (Signature)

                                         --------------------------------------
                                         (Print Name)
                                         Notary Public, in and for the State
                                         of Washington, residing at
                                                                    -----------
                                         My Commission Expires
                                                               ----------------



STATE OF WASHINGTON        )
                           )ss.
COUNTY OF ---------        )


         I certify that I know or have satisfactory evidence that ___________ and ___________ are the persons who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the ___________ and ___________ of ___________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

           Dated:
                  --------------------


                                         --------------------------------------
                                         (Signature)

                                         --------------------------------------
                                         (Print Name)
                                         Notary Public, in and for the State
                                         of Washington, residing at
                                                                    -----------
                                         My Commission Expires
                                                               ----------------

                                    EXHIBIT A
                                  THE PREMISES



                                   [FLOORPLAN]

                                   [FLOORPLAN]

                                    EXHIBIT B
                                   (continued)
                        LEGAL DESCRIPTION OF THE PROJECT

PARCEL A:
Lots 1 and 2, Block 156, Supplemental Plat of Seattle Tidelands, in King County, Washington, as shown on the official maps on file in the Office of the Commissioner of Public Lands at Olympia, Washington; except that portion thereof lying within the railroad right of way.

PARCEL B:
Lots 3, 4, 5 and 6, Block 156, and Lots 1 and 2, Block 157, Supplemental Plat of Seattle Tidelands, in King County, Washington, as shown on the official maps on file in the Office of the Commissioner of Public Lands at Olympia, Washington; except that portion thereof lying within the railroad right of way.

TOGETHER WITH all that portion of Portland Street lying between Block 156 and Block 157, vacated by Ordinance Number 57725 of the City of Seattle; except that portion of said vacated street as conveyed to Northern Pacific Railroad Company for a right of way by deed recorded under Recording Number 3777400, lying Southwesterly of the following described line: Beginning at a point in the Southeasterly line of Lot 2, Block 158, Map of Seattle Tidelands, filed with the Board of State Land Commissioners at Olympia on March 15, 1895, a distance of
1.75 feet Northeasterly from the Southmost corner of said Lot 2; thence Northwesterly to a point in the Southeasterly line of Block 156, Map of Seattle Tidelands, filed with the Board of State Land Commissioners at Olympia on March 15, 1895, a distance of 2.57 feet Northeasterly from the Southmost corner of said Block 156.

PARCEL C:
Lots 3, 4, 5, 6 and 7, Block 158, Supplemental Plat of Seattle Tidelands, in King County, Washington, as shown on the official maps on file in the Office of the Commissioner of Public Lands at Olympia, Washington; except that portion thereof lying within railroad right of way.

Together with that portion of West Harrison Street vacated by Ordinance Number 119174, of the City of Seattle and recorded under Recording Number 9811210440.

PARCEL D:

The vacated portion of West Republican Street lying between Lot 7 in Block 155, SEATTLE TIDE LANDS, and Lot 1, Block 156, SEATTLE TIDE LANDS, and between Elliott Avenue West and Railroad Avenue West, except the Northern Pacific Railroad Company's right-of-way.

                                    EXHIBIT C
                              BUILDING 2 & 3 OFFICE

              TENANT BUILDING SHELL AND CORE OUTLINE SPECIFICATIONS

The Building Outline Specifications which follow are intended to establish the scope and quality of finishes, materials and systems to be furnished by Landlord for the construction of the basic Building Shell and Core, as well as the parking structure and landscaped surface parking areas (together referred therein as the "Shell and Core"). The Building Outline Specifications are intended to govern the development of the building drawings through the completion of the final building working drawings and specifications ("The Contract Documents"). Capitalized terms used and not defined shall have the meanings given them in the Lease.

Landlord is committed to developing a long-term investment quality product, which has lasting quality and landmark stature and will be considered in all respects a first class office building development. This Outline Specification may be amended, through mutual consent of the parties, during the completion of the design development and construction document phases of the design of the buildings. The cost of all maintenance following initial installation shall be as provided under the Lease.

FOUNDATION SYSTEM

1. The augercast pile foundation system shall be designed based upon good engineering practice, soils bearing analysis from a geotechnical engineer and structural load calculations. Typical floor live loads for all office floors shall be 80 pounds per square foot, plus an allowance of 20 pounds per square foot for partitions. See Superstructure System for exceptions.

2. The foundation system will be constructed with moisture protection and foundation drains designed to provide a dry condition in all occupied areas including the storage and equipment spaces.

3. The garage floor will contain floor drains with sand/oil interceptors as required by code.

SITE WORK AND LANDSCAPING

1. All landscaping and site work shall comply with city ordinances, as well as the Site Plan and Landscaping Plan approved by the City of Seattle Department of Construction and Land Use.

2. Pedestrian plazas will provide a campus setting for the buildings. The plazas will include features developed by the design team and approved by the City.

3. Parking will be contained in a structured parking facility under the entire length of the site and in surface landscaped parking areas.

4. Site lighting shall be consistent with other parts of the Project. Buildings will have site fixtures to provide supplemental pedestrian area lighting.

5. Each building will be provided with a service loading area and a trash disposal area. All trash areas shall have capacity for disposal of recycling materials.

SUPERSTRUCTURE SYSTEM

1. The garage framing will be composed of cast-in-place concrete columns supporting long span concrete girders at 18 to 20 foot space which in turn support one way post-tensioned slabs. The office framing will be constructed of reinforced concrete utilizing an approximate 9.5 inch post-tensioned flat slab. The office floors shall be designed for 80 pounds per square foot live load plus 20 pounds per square foot for partition load, and 36 pounds per square foot for mechanical and equipment loads at interior bays and 16 pounds per square foot at perimeter bays.

2.   Floor-to-floor heights to be a minimum of 14' - 6", maximum 15' - 0".

3. Stairs in stair towers will be equal or superior to concrete filled steel pan stairs.

ROOF SYSTEM

1. Roofs shall be warranted by the specified manufacturer for a minimum of ten (10) years and a maximum of fifteen (15) years.

EXTERIOR WALL SYSTEM

1. The primary Building spandrel and column cap material shall be a combination of precast concrete and panelized structural brick veneer. Exterior vision glass will be a one inch (1") insulated glass system (typical size 5' 0" wide by 6' 0" high). An additional 2' - 0" of vision glass height is available on Floors 1 and 4. The vision glass shall be low reflective, tinted and will have a low e-coating, or equal, to enhance its insulating qualities. Vision glass will be supported in aluminum frames with a Kynar- type coated finish. The overall U-value for the entire facade shall be designed to satisfy the Washington State Energy Code.

2. Storefronts and Building "monumental" entries will be of a lasting quality glazing system with framed glass doors with stainless steel or chrome trim, frame and hardware. Push/pull entry hardware will be stainless steel or chrome. Hinges and hardware will be compatible with the Americans with Disabilities Act criteria.

INTERIOR FINISHES

1.   GARAGE ELEVATOR LOBBIES

     a.   Floor:                    Level loop carpeting.

     b.   Walls:                    Split-faced block or other
                                    serviceable material.

     c.   Elevator Fronts:          Metal, factory finished baked
                                    enamel.

     d.   Ceiling:                  Suspended acoustical ceiling.

     e.   Lighting:                 Building standard 2 x 4 Fluorescent
                                    fixtures.

2.   FIRST FLOOR ENTRY AND ELEVATOR LOBBIES

     a.   Floor:                    Custom inset carpet with honed or
                                    flamed stone, quartzite, or other
                                    12" x 12" hard surface border
                                    material.

     b.   Walls:                    50% wood veneer with reveals and 50%
                                    painted GWB. 4" wood base
                                    throughout.

     c.   Elevator Fronts:          Stainless steel.

     d.   Ceiling:                  Painted GWB.

     e.   Lighting:                 Recessed compact fluorescent down
                                    lights and wall washers.

     f.   Entry Doors:              Framed glass doors set
                                    in storefront glazing with stainless
                                    steel or chrome trim, all as
                                    specified above.

     g.   Stair Doors:              Painted metal doors with painted
                                    hollow metal frames.

3.   TENANT FLOOR ELEVATOR LOBBIES

     a.   Floors:                   Concrete sealed and ready for Tenant
                                    finish.

     b.   Walls:                    GWB with reveals (primed and sanded,
                                    ready for Tenant paint).

     c.   Ceiling:                  GWB Facia and Soffit with acoustical
                                    ceiling insert and recessed compact
                                    fluorescent down lights (primed and
                                    sanded, ready for Tenant paint).

     d.   Elevator Fronts/
          Entries: Metal, factory finished baked enamel.

4.   RESTROOMS

     a.   Floors:                   Ceramic tile field with one color
                                    accent tile.

     b.   Base:                     Ceramic tile cove base field with
                                    one color accent tile.

     c.   Walls:                    Ceramic tile full height on all wet
                                    walls with field and two (2) colors
                                    accent tile. Vinyl wall covering as
                                    specified by Owner elsewhere. Full
                                    height and width mirrors over vanity
                                    tops with light cove.

     d.   Ceiling:                  Suspended acoustical ceiling tile.

     e.   Lighting:                 Valance fluorescent lighting over
                                    stalls and vanity, building standard
                                    lights in center of room.

     f.   Vanity Tops:              Granite, with 4" granite backsplash.

     g.   Toilet Partitions:        Ceiling hung, with baked enamel
                                    finish.

     h.   Plumbing Fixtures:        Wall hung vitreous china water
                                    closets (water saver type) equal to
                                    Kohler, American Standard or Eljer.
                                    Topset mounted vitreous china
                                    lavatories equal to Kohler, American
                                    Standard or Eljer.

     i.   Toilet Accessories:       Fully recessed accessories in satin
                                    finish stainless steel equal to
                                    Bobrick. Lav top mounted soap
                                    dispensers with 4" spout and liquid
                                    soap containers below counter.

5.   GARAGE

     a.   Floor:                    Concrete slab, finished with paint
                                    striping applied where applicable.

     b.   Walls:                    Perimeter walls with gunnite finish.
                                    Core walls with painted concrete
                                    masonry units, cast-in-place
                                    concrete and GWB.

     c.   Ceiling:                  Cast-in-place post tensioned
                                    concrete.

     d.   Lighting:                 24 hour lighting using energy
                                    efficient fixtures with antenna
                                    guards. Lighting levels shall be 1.5
                                    fc or greater.

     e.   Graphics:                 Complete garage graphics including
                                    overhead signage, wall graphics and
                                    directional arrows.

6.   GENERAL

     Gypsum Wall Board ("GWB"): Typical interior partitions 5/8" GWB on metal studs. GWB ceilings on metal suspension system. Type X as required. Moisture resistant at wet and ceramic tile areas. GWB in Building lobbies and miscellaneous service rooms.

ELEVATOR SYSTEM

The Building will be served by two (2) geared passenger elevators and one (1) oversized, 5,000 pound capacity hydraulic freight elevator. The passenger elevators shall extend to all floors of the Building including the garage. The freight elevator shall extend to all office floors and be located adjacent to the first floor loading dock. At Tenant's option, the freight elevator can be moved and converted to a traction "swing" elevator with a higher ceiling to handle the movement of freight. The oversized "swing car" will be finished like the passenger elevators and may be used solely by passengers during peak demand periods, and both passengers and freight at other times.

1. The system will include the complete and workmanlike installation of elevators, with duplex selective collective operation.

2. The system response time, as measured by registration of hall calls, will not exceed 30 seconds during any up-peak demand with all cars in-group service.

3. The elevators will be equipped with proximity card readers that interface directly with the Building card access system. The Building card access system will provide the flexibility to program access or denial of access to each card reader based upon one or a combination of variables, such as days of the year, month or week, time of day, or an individual card. The Building security system will be capable of printing out a record of each attempted or actual access at any card reader in the Buildings. See "Security System" specifications below.

4. The elevator cabs will be customized utilizing wood or fabric wall panels, stone tile and/or carpet flooring. Architectural metal fronts, ceiling, and lighting furnished by Cab supplier.

     One (1) car control station will be provided in each standard cab. One
     (1) car control station will be provided in the "swing car" cab.

     Elevators shall conform to all ADA requirements. Pads will be provided for one (1) elevator in the Building (the "swing car").

     Standard cab inside height will be eight feet (8'). "Swing car" inside height will be approximately nine feet, six inches (9' - 6").

MECHANICAL SYSTEM

The system will be designed and installed to meet all current codes.

1.   PERFORMANCE CRITERIA:

     a. Summer outside temperature at 85 degrees, system maintains 74 egrees inside.

     b. Winter outside temperature at 17 degrees, system maintains 72 degrees inside.

     c. Occupant load based on 150 square feet per person, with people loads calculated 450 btuh/person, combined sensible and latent.

     d.   Ventilation air designed at 20 CFM per person.

     e. Cost effective heat reclaim technologies to be applied as required by code.

     f. Provision for "off-loading" capabilities of equipment such as pumps, compressors and fans to permit economics and flexibility in after hours operation.

     g. Rooftop equipment will be installed with refrigerants to meet current CFC requirements.

     h. Toilet exhaust and other "dirty air" exhausted directly out of Building at roof. These shafts will be sized to accommodate exhausting of electrical and communication rooms.

     i.   Mechanical noise levels shall be kept at or below NC40.

     j. The basic system shall be designed with capacity to cool miscellaneous equipment loads of 3.0 watts per square foot.

2.   HVAC SYSTEM

     a.   GARAGE:

          Ventilation only to provide exhaust per current codes.

     b.   BUILDING:

          Rooftop mounted, packaged DX (Direct Expansion) VAV HVAC system. Roof curbs, vibration isolation, and sound attenuators shall be provided. The Building's roof top equipment will have capacity for handling Tenant miscellaneous equipment as specified above. The equipment will employ DX units with multiple refrigeration circuits that will allow off-hour use in selected areas and still have the advantage of economizer cooling. System will provide for a full hundred percent (100%) outside air economizer when atmospheric conditions are appropriate. Building HVAC will be monitored and controlled by a Direct Digital Control (DDC) energy management and environmental controls system featuring individual zone control and after-hours flexibility. Individual zone terminal boxes will be "pressure independent," series fan powered perimeter terminal boxes capable of multi-staged heating and cooling, with cooling only terminal boxes for interior zones. The terminal boxes, control wiring and temperature sensors will be furnished and installed as part of Tenant work.

     c.   HVAC SYSTEM OPERATING HOURS:

          The computerized environmental control system for the equipment will permit an override of the operating schedule to serve an individual zone or a predefined group of zones, by pushing a button on the thermostatic sensor. Weekends, holidays or scheduled "non-business hours" periods can be accommodated with the activation of the Building system to provide service to reasonably sized sub areas, for a nominal extra cost.

PLUMBING

Plumbing work shall include design installation of a complete plumbing system for buildings including all equipment and systems. All materials installed shall be new and of commercial quality with the same brand or manufacturer used for all similar material or equipment. Color of all fixtures shall be white, unless otherwise specified. Enamelware shall be acid resisting throughout. The following is a partial list of required systems and services:

     a.   Toilet room fixtures as required by all codes, including ADA.

     b. All roof and overflow drains per code. Provide floor drains with trap primers in all toilet rooms.

     c.   Back-flow Preventer (BFP) and Pressure Reducing Valve (PRV).

     d.   Drinking fountains shall be furnished as Electric Water Cooler
          (EWC) and per ADA
          requirements.

     e.   All waste and vent piping systems.

     f. All plumbing/piping systems are to be stubbed outside the building and include final connections/coordination to city/local utilities.

     g. Access doors and access panels in finished walls, floors, or ceilings are required and shall be unobtrusive.

     h.   Storm water piping from roof drains.

     i. Condensate drainage system connected to all mechanical equipment condensate drain pans, connected in turn to the building piping system.

ELECTRICAL SYSTEM FOR THE BUILDING SHELL

The system will be designed and installed to meet all applicable current codes.

1.   MAIN BUILDING SHELL ELECTRICAL SERVICE DESCRIPTION:

     Incoming power will be provided to the Building by the local utility ("Utility") via a transformer installed and maintained by the Utility. Power will then travel from the transformer vault to the Building's main service switchgear which will have multi-level ground-fault protection and be sized to provide levels of service, circuit and devices as outlined below at a service voltage of 480 volts.

     The main Building service configuration will be a wye, three-phase, four-wire service. In addition to utility metering, digital owner meters for maximum demand, voltage and amperes will be provided at main service switchgear.

     A riser busway, or other reliable feeder system, will carry full service capacity through each floor's electrical room from the main switchgear in each Building. Lighting and small mechanical system motor loads will be served from high voltage (480v/277v) panels located on each floor in Building electrical rooms throughout the Building at Landlord's expense. Large mechanical loads will be fed from the main service switchgear.

     Low voltage (208v/120v) loads will be served through Building Shell & Core distribution dry type transformers and two (2) electrical circuit panel boards, with 42 circuits each, located on each floor at Landlord's expense.

2.   ELECTRICAL POWER CAPACITY:

     Landlord shall provide main (480V/277V) Building electrical service capacity (amperage) to satisfy Tenant's reasonable electrical requirements. The main building electrical service capacity is designed to provide at least 18 watts per square foot of useable area plus an additional three (3) watts per square foot to accommodate Tenant's electrical needs.

     All electrical work necessary to install Tenant's (280V/120V) electrical outlets, and connect them to the main building electrical service and Building Shell & Core circuit panels shall be provided for under Tenant Work.

3.   LIGHTING:

     a. Lighting unit power density in Building common and office areas will comply with current energy code using energy efficient lighting lamp and ballast technology. Offices are currently allowed 1.2 watts per gross square foot of area.

     b.   LIGHTING FIXTURES:

          All interior lighting will be fluorescent fixtures of high quality and various architectural types (e.g. recessed, wall sconces, troffer style, etc.). Exterior lighting will be HID (High Intensity Discharge) type. Electronic or energy efficient ballasts will be utilized in all fixtures.

          Tenant shall provide its own lighting fixtures in the office areas, through its Tenant Work Allowance.

4.   COMMUNICATIONS AND DATA CONSIDERATIONS

     a. Stacked dedicated, data/telephone closets and sleeve access between floors (planned floor penetrations) and to the roof for data and communication lines.

     b. Provide access only for electrical service to the roof for power to Tenant's communication devices.

     c. Separate "isolated ground" wire for sensitive electrical, data and communications devices. Access available at all floors. Building grounding system will not exceed five (5) ohms to ground.

     d. Access to perimeter wall areas for electrical, phone and data outlets, to be furnished and installed by Tenant, shall be coordinated in accordance with the Shell and Core construction schedule.

     e. Generic alarm monitoring of mechanical equipment capability in the event of power or equipment failure. Critical equipment will be furnished with contacts and a modem to relay trouble alarms to a PC purchased by Tenant and located on the premises.

5.   EMERGENCY POWER

     Emergency generator system and installation shall be a Tenant furnished and installed item. Shell and Core emergency lighting and other fire life safety code related systems shall be powered by code approved emergency power supply.

SECURITY SYSTEM

1. All perimeter building and garage access points will be protected and monitored 24- hours per day, seven days per week by a UL approved monitoring station.

2. A proximity card key access system capable of printing out each use of the system for each exterior entrance to each Building, each garage gate and each elevator cab. The basic system shall include one printer and shall be expandable at Tenant's cost to provide office space access control as a part of Tenant's tenant improvements.

FIRE PROTECTION AND LIFE SAFETY SYSTEMS

1. Fire sprinkler system will be individually valved and alarmed on each floor.

2. The system shall be equipped with monitoring devices for 24-hours per day, seven days per week monitoring by a UL approved central monitoring station for smoke, waterflow and valve tampering. The monitoring service shall be an operating cost.

3. Fire rated doors, smoke detectors, heat detectors, alarm systems, fire extinguishers, fire hose cabinets, standpipes and other such devices will be provided as required by code for Building Shell and Core and common areas. A central fire alarm system capable of supporting an ADA approved system throughout the Building will be provided. Expansion or modification of such systems within Tenant areas will be a part of Tenant's Improvement costs.

BUILDING STANDARD OFFICE AREA FINISHES INCLUDED WITH THE BUILDING SHELL

The following improvement work shall be provided by Landlord as part of its Shell and Core work.

1. Electrical (480V/277V) service distributed to each floor set within the building core with two (2) 42 circuit 120V/208V panels and transformer provided. Branch circuit wiring to be accomplished under Tenant work. (see Electrical System specification above).

2. Aluminum window sills, aluminum sill extensions and aluminum window head. Perimeter GWB (including perimeter columns) tacked to steel stud framing. Interior columns are sheathed with GWB tacked to steel stud framing.

3. Sprinkler heads, installed in shell and core work in accordance with governing code for unoccupied space.

4. Base HVAC system installed and operating, including main duct distribution on each floor up to, but not including, the series type terminal fan units and thermostats. The terminal boxes, thermostats, flex duct and diffusers shall be part of Tenant work.

5. Common area fire alarms, smoke detectors and exit lights installed per code and in compliance with the ADA.

6. First Floor lobby, building restroom facilities, and exterior spaces shall be finished in accordance with governing codes and ordinances as a part of the Building Shell and Core.

7. Shell and Core floor shall be flat and level in accordance with the industry standards for the type and location of the installation.

8. Levelor 1" blinds purchased and installed by Landlord with the cost of same ($0.25 per square foot of NRA) charged against the Tenant's improvement allowance.

                                    EXHIBIT D

                                SIGNAGE CRITERIA


This Exhibit D is a supplement to Section 36 of the certain lease (the "Lease") between 401 Elliott West LLC (the "Landlord") and F5 Networks, Inc. (the "Tenant"). This Exhibit further clarifies the criteria for the signage provided for in Section 36 of the Lease. As stated in the Lease Tenant shall have two signage opportunites. The criteria for these signs is more specifically delineated as follows:

1.   MONUMENT SIGN (SIGN "A")

     Tenant shall be allowed to place one monument sign adjacent to the building entry, or in the landscaped area adjacent to the Building. Approved locations for Sign A are as shown on the attached site plan.

     Sign A shall be an non-illuminated freestanding sign, up to 48" wide by 48" high as shown on the attached drawing. The parties to the Lease shall mutually agree upon the final configuration and materials of Sign A.

2.   BUILDING MOUNTED SIGNS (SIGN "B").

     Tenant shall be allowed the exclusive right to place two building mounted signs on the top parapet of the Building. Three possible locations are available for these two signs: one on the east elevation, one on the south elevation and one on the west elevation. These possible locations for the two approved signs (Sign B) are as shown on the attached elevation plans.

     These signs shall be pin mounted and may be back lighted. The sign letters may be as large as 30" high and they shall be centered in the top three foot band of the parapet, The parties to the Lease shall mutually agree upon the size of any logo, configuration and materials of Sign B.

                                [BUILDING DESIGN]

                                    EXHIBIT E

                      SPECIFICATIONS FOR CLEANING SERVICES

The Buildings will be serviced five (5) days per week in the following areas:
Corridors, Elevators, Entry, Hallways, Lobby, Lunch Rooms, Coffee Stations, Office Cubicles, Office Suites, Parking, Restrooms and Stairways.

SERVICE SPECIFICATIONS

A.   SERVICE AREA

     401 ELLIOTT WEST
     Building Two
     Seattle, WA  98119

B.   GENERAL AREAS

     1.   DAILY SERVICES

          a. Empty and clean all waste receptacles, replacing trash liners as needed to prevent odors, spills or any offensive appearance. Wash and sanitize waste receptacles, as necessary. Trash to be removed to dumpster or compactor provided on site by Client.

          b.   Dust ledges and other horizontal surfaces within reach.

          c.   Dust counters, spot wash where required.

          d. Dust horizontal surfaces of desks, chairs, tables, file cabinets and other office furniture. If glass, use glass cleaner.

          e. Vacuum all carpeted traffic areas in offices, lobbies and corridors and entrance mats.

          f. Spot clean minor carpet stains. Report any large/major carpet stains to Building Management via logbook.

          g. Dust mop all resilient and composition floors with treated dust mops. Damp mop to remove spills and water stains as required.

          h.   Clean, sanitize and polish all drinking fountains.

          i. Remove all finger marks and smudges from all vertical surfaces (i.e., doors, frames, light switches, relites and partitions).

          j. Remove all lint and physical dirt from fabric upholstered chairs, couches, etc.

          k. Vacuum or brush all conference room chairs and reposition under conference tables, be careful not to damage table/chair edges.

          l. Spot clean all glass partitions, relites, all doors, including suite entrance doors and adjacent glass \panels.

          m. Return all chairs and waste baskets to proper position for next day's use. n. Clean all coffee stations:

               1.   Wash and wipe counter tops and cabinetry.

               2.   Sweep and damp mop floors.

               3.   Clean sinks if cleared of tenant items.

               4.   Spot clean walls with water only.

               5. Remove trash, replacing trash liners nightly. Wipe exterior of garbage cans. Sanitize interior of garbage can as needed to prevent odors and offensive appearance.

               6. Load all cups/mugs into dishwasher. Put in soap and run dishwasher. When clean, put cups/mugs away in cabinets.

          o.   Clean lunch rooms:

               1. Vacuum all carpeted areas, sweep all hard surface floors and damp mop. Wash and wipe serving area counter tops and cabinet fronts.

               2. Collect all trash and remove from the premises, place in dumpster or compactor provided on site by Client.

          p. Do not move items on desks or credenzas while cleaning. Do not unplug computers, typewriters, copy machines or other electrical equipment.

          q. Discard only the contents in waste containers. NO OTHER ITEMS ARE TO BE DISCARDED UNLESS MARKED AS TRASH. Remove to trash compactor or dumpster on site, provided by Client.

          r. If recycle program is in effect, remove recycle materials to containers provided by Client.

          s. Do not assist the entry of anyone other than the Contractor's employees into occupant space or other Building property. All Contractors must have AT&T Wireless photo I.D. badge visible at all times.

          t. Report in the control log and to Building Management any broken fixtures or other items needing Management attention.

          u. Maintain neat and orderly janitor supply closets. All chemicals must have MSDS information in janitor closet.

          v. Replace burned out lights, accessible with a six foot step ladder, on a nightly basis. Lamps to be provided by Client.

          w. Building doors are to be remained locked at all times during cleaning so as to preclude unauthorized entry.

          x.   Clean elevator cab surfaces and vacuum door tracks.


                             Exhibit E - Page 1

     2.   WEEKLY SERVICES

          a. Dust high surfaces (i.e. tops of picture frames, partition tops, moldings, cabinets, wall hangings and other wall accessories).

          b.   Wet mop all resilient and composition floor surfaces.

          c. Clean and polish doors, conference tables, executive office desks and credenza tops that are cleared.

          d.   Wipe clean and polish all metal hardware throughout the area.

          e. Vacuum and edge all carpeted areas not vacuumed daily.

          f    Vacuum all upholstered furniture in office area.

          g. Damp wipe all telephones in common areas with an approved germicide cleaner. Do not spray solution directly on phone equipment.

     3.   MONTHLY SERVICES

          a.   Dust baseboards.

          b.   Vacuum or dust air diffusers.

          c.   Dust venetian blinds.

          d.   Clean and buff all resilient and composition floors.

          e.   Shampoo and extract elevator and elevator lobby carpets.

          f.   Clean and dust interior of fire extinguisher cabinets.

     4.   QUARTERLY CLEANING SERVICE

          a.   Dust overhead lighting fixtures.

          b. Dust ventilator ducts and vents, vacuum surrounding ceiling areas.

          c.   Wash exposed surfaces of filing cabinets.

          d.   Clean and sweep telephone, electrical and janitorial closets.

          e. Vacuum all carpets with pile lifter to restore pile to its original upright position.

     5.   BI-ANNUAL CLEANING SERVICE

          a. Strip old finish from all tile, clean grout (acid wash if Property Manager deems necessary) and V.C.T. floors and refinish, per manufacturer's specifications.

          b.   Wipe down inside of overhead lighting fixtures lens cover.

C.   LOBBY, ENTRY AND HALLWAYS

     1.   DAILY SERVICES

          a. Empty all waste containers, wash and reline as needed. Remove trash to dumpster or compactor provided on site by Client.

          b.   Spot clean exterior surface of waste containers.

          c.   Empty and clean all ashtrays and cigarette urns.

          d. Screen and/or replace sand in cigarette urns. Sand provided by Client.

          e.   Clean, sanitize and polish water fountains.

          f.   Dust all plant pots.

          g.   Dust all horizontal surfaces within reach.

          h.   Vacuum carpeted floor surfaces.

          i. Spot clean minor carpet stains. Report any large/major carpet stains to Building Management via logbook.

          j.   Dust mop hard floor surfaces.

          k.   Wet mop hard floor surfaces as necessary.

          l. Remove gum, tar and other foreign substances from floor surfaces.

          m.   Spot clean all marks on walls.

          n.   Clean door thresholds and vacuum entrance walk-off mats.

          o.   Police all interior public areas and planters for debris.

          p. Replace burned out lights, accessible with a six-foot step ladder, on a nightly basis. Lamps to be provided by Client.

          q. Spot clean all bright work, including but not limited to door hardware, kick plates, and hand rails.

          r. Dust and spot clean to remove smudges the building directory and building signage throughout the buildings.

          s. Maintain all natural stone floor surfaces to retain original appearance at installation.

     2.   WEEKLY SERVICES

          a.   Dust baseboards.

          b.   Hose down exterior entrances and walkways.

     3.   MONTHLY SERVICES

          a.   Wash all waste containers.

          b.   Vacuum air diffusers.

                             Exhibit E - Page 2

          c.   Edge all carpeted surfaces.

          d.   Dust high partitions, ledges and moldings.

     4.   QUARTERLY SERVICES

          a.   Completely wash partitions/walls

          b. Spot buff (to remove marks, etc.) and refinish restroom tile floors.

          c. Vacuum all carpets with pile lifter to restore pile to its original upright position.

     5.   ANNUAL SERVICES

          a.   Dust high partitions, ledges and molding.

D.   ELEVATORS

     1.   DAILY SERVICES

          a.   Vacuum and edge all carpeted floor surfaces.

          b. Spot clean carpet stains. Report any large/major carpet stains to Building Management via logbook.

          c.   Clean and vacuum elevator tracks on every floor.

          d.   Clean both sides of elevator doors.

          e.   Spot clean vertical surfaces.

          f.   Dust all horizontal surfaces.

          g.   Remove gum, tar and other foreign substances from floor.

          h.   Clean and polish all metal work.

          i.   Spot clean elevator call buttons.

     2.   MONTHLY SERVICES

          a.   Dust ceiling fans and vents.

E.   STAIRWAYS

     1.   DAILY SERVICES

          a. Gather all waste and place for disposal in dumpster or compactor provided on site by Client.

          b.   Spot mop spillage.

          c.   Remove gum, tar and other foreign substances from floor.

     2.   WEEKLY SERVICES

          a.   Dust horizontal surfaces within reach.

          b.   Dust handrails.

          c.   Sweep stairs.

     3.   MONTHLY SERVICES

          a.   Spot clean wall surfaces within reach.

F.   RESTROOMS

     1.   DAILY SERVICES

          a. Check and refill towel, soap, toilet paper, seat covers and sanitary napkin dispensers. Consumable supplies provided by Client.

          b.   Sweep or dust mop floor surfaces.

          c.   Wet mop floor surfaces with disinfectant solution.

          d.   Dust horizontal surfaces within reach.

          e. Empty and clean all waste containers and place for disposal in dumpster or compactor provided on site by Client.

          f.   Empty and clean all sanitary napkin containers.

          g. Clean and polish all soap, towel, toilet paper and seat cover dispensers.

          h. Clean and polish all mirrors, bright metal, other fixtures, frames and shelves.

          i.   Clean and polish all wash basins.

          j. Clean and sanitize partitions, counters, toilets, toilet seats, wash basins and urinals.

          k.   Clean and polish chrome fixtures.

          l. Spot clean walls around sinks, towel dispensers, urinals, partitions and door frames.

          m. Remove gum, tar and other foreign substances from floor surfaces.

          n. Report any fixture not working properly to Building Management via logbook.

     2.   MONTHLY SERVICES

          a.   Dust or vacuum air diffusers.

                             Exhibit E - Page 3

          b.   Wash walls, partitions and doors.

          c.   Dust or vacuum light fixtures.

     3.   QUARTERLY SERVICES

          a. Machine scrub ceramic tile floors. Replace finish per manufacture specifications.

G.   BUILDINGS EXTERIOR

     1.   WEEKLY SERVICES

          a. Police all exterior perimeter sidewalks, complete to gutter. Remove all trash and debris, including cigarette butts.

          b. Sweep sidewalks, benches and gutters adjacent to buildings to remove cigarette butts and litter.

          c.   Spot clean all exterior glass at building entrances.

          d. Spot clean and dust all architectural elements such as ledges, mirrors and handrails adjacent to entrances of buildings.

     2.   QUARTERLY SERVICES

          a. Steam clean, machine scrub or pressure wash exterior sidewalks and plaza areas associated with the Buildings.

H.   SERVICE ENTRANCES, TRASH AREAS AND LOADING DOCK

     1.   DAILY SERVICES

          a. Place all miscellaneous trash and debris, except construction material in the appropriate trash receptacle.

          b. Clean up any construction debris and place in a designated area. Notify Client's agent the morning following the work the type of said debris and the time associated with the cleaning. Keep record of the time and material used for this work for back charges to the offending contractor(s). Submit a separate invoice within the week in which the work took place outlining the scope of work performed and associated costs. Failure to report this work per the above guidelines will eliminate payment by Client for said work.

          c. Sweep entire area with sweeping compound to eliminate resettling of dust.

          d.   Wet mop any spills or stains.

     2.   WEEKLY SERVICES

          a. Hose down entire loading dock and service entrance. Deodorize and disinfect area, as required.

I.   CARPET CLEANING

     1.   QUARTERLY SERVICES

          a. Shampoo entry floor lobby, public hallway and garage level elevator lobby carpets on first, second and third floors, including garage level.

          b.   Shampoo all elevator cab carpets.

J.   PARKING GARAGE

     1.   DAILY SERVICES

          a. Vacuum all hard surfaced floors associated with elevator lobbies, then wet mop with clear water and mop dry.

          b. Gather all waste and place for disposal in dumpster or compactor provided on site by Client.

          c. Police stairwells and remove debris, gum, tar and other foreign substances from the stairs and stair landings. Spot mop spillage.

2.   WEEKLY SERVICES

          a. Dust horizontal surfaces associated with elevator lobbies and stairwells.

          b.   Dust handrails.

          c.   Sweep all stairs and landings.

     3.   QUARTERLY SERVICES

          a. Spot clean wall surfaces in elevator lobbies and stairwells within reach.

                             Exhibit E - Page 4

                                    EXHIBIT F

                               TENANT WORK LETTER

F5 Networks, Inc. (hereinafter called "Tenant") and 401 Elliott West LLC (hereinafter called "Landlord") are executing simultaneously with this Tenant Improvement Work Letter ("the Work Letter") a written Lease ("the Lease") for space in the building known as 401 Elliott West, Building Two, Seattle, Washington 98119. As further consideration to entering into the Lease, Landlord and Tenant mutually agree to the following terms and conditions.

I.   LANDLORD WORK AT LANDLORD EXPENSE

     Landlord shall complete the Building Shell and Core in substantial accordance with Exhibit C, Building Shell and Core Outline Specifications (the "Landlord Work"). As used in this Lease, the "Delivery Date" shall be the date the Premises are sufficiently complete to allow Tenant to commence construction of Tenant's improvement work (the "Tenant Work") when Landlord has substantially completed (excepting punch list items and items that do not materially interfere with the construction of the Tenant Work) the following items of its Landlord Work, provided that in the event the Delivery Date is delayed due to Tenant Delay, then the Delivery Date shall be the date on which the Delivery Date would have occurred but for the Tenant Delay:

     A. Building fully enclosed and water tight, including the roof and permanent exterior walls.

     B. Power and lighting electrical service available as described in Exhibit C for distribution by the Tenant.

     C.   There shall be satisfactory evidence that:

          1. The balance of the Landlord Work can be completed prior to the Commencement Date; and

          2. The Tenant's contractor has an opportunity to proceed efficiently with the Tenant Building Improvements, subject to a requirement of reasonable coordination and cooperation with Landlord's Shell and Core contractor.

     Tenant may begin the Tenant Work ahead of the above items being completed at Tenant's election provided that 1) Tenant acknowledges such action shall establish the Delivery Date, and 2) the Tenant's decision to begin the Tenant Work shall not interfere with the Substantial Completion of the Premises.

     Except as set forth above and as defined in Exhibit C, all work, improvements, finishes and/or equipment required by Tenant and/or specified in the approved Tenant Plans for the Premises shall be considered the Tenant Work.

II.  LANDLORD WORK AT TENANT EXPENSE

     Upon request by Tenant, Landlord will have certain Building Shell and Core work that exceeds the scope of the Landlord Work, as defined above, completed during the normal course of construction of the Building Shell and Core. This work shall hereinafter be referred to as "Shell and Core Tenant Upgrades." Once the scope of the Shell and Core Tenant Upgrades are known, Landlord shall provide Tenant with a budget for these Upgrades. All Shell and Core Tenant Upgrades, including the cost for same, shall be authorized in writing by Tenant and approved in writing by Landlord on the same basis as the approval of Tenant's Plans (see III.A.4 below). All Shell and Core Tenant Upgrades shall be performed by Landlord's contractor under Landlord's supervision.

III. THE TENANT WORK

     A. TENANT'S PLANS. Tenant shall employ an architect/space planner ("Tenant's Architect") as its architect to provide information to Landlord as necessary for the completion of Shell and Core Tenant Upgrades and to prepare architectural drawings and specifications for all layout and improvements to the Premises not included in the Landlord Work. Tenant shall also employ all necessary engineers (the "Tenant's Engineers") to prepare technical working drawings and specifications for all the Tenant Work, including structural alterations, mechanical and electrical work. All such drawings and specifications are referred to herein as "Tenant's Plans" and shall include the "Preliminary Plans", "M & E Working Drawings" and "Issued for Construction Documents" all of which are hereinafter defined. Tenant's Plans shall be in form and detail sufficient to secure all required governmental approvals and shall be completed on Auto-Cad (Version 14 or higher).

          Tenant's Architect and Tenant's Engineers shall be mutually acceptable to Landlord and Tenant. Sparling Engineers and the McKinstry Company are hereby approved as Tenant's Engineers for mechanical and electrical engineering work. Other architects and engineers required in the course of Tenant's Plans will be as mutually approved.

          1. PRELIMINARY PLANS. The "Preliminary Plans" shall be a schematic plan (1/8" scale) for the Premises showing interior partitions, a preliminary reflected ceiling plan, and rough locations and approximate quantities for, any plumbing fixtures and phone, data and electrical outlets. Locations for special structural and loading requirements in excess of those provided for in Exhibit C will be provided to Landlord prior to October 1, 1999. The cost of increasing the floor loads beyond those identified in Exhibit C, shall be a Shell and Core Tenant Upgrade.

          2. MECHANICAL AND ELECTRICAL ENGINEERED WORKING DRAWINGS AND SPECIFICATIONS ("M & E WORKING DRAWINGS"). The Tenant Plans shall be engineered to provide for complete mechanical and electrical operating systems. Tenant shall contract with Tenant Engineers and cause them to prepare M & E Working Drawings showing complete plans for electrical and mechanical systems including but not limited to, life safety, automation, plumbing, and air cooling, ventilating, heating and temperature controls. Tenant shall use Landlord's engineers for this work: McKinstry & Co. (mechanical) and Sparling Engineers (electrical).

          3. ISSUED FOR CONSTRUCTION DOCUMENTS. The "Issued for Construction Documents" shall consist of all drawings (1/8" scale) and specifications necessary to construct all Tenant Work in form and detail sufficient to secure all required governmental approvals and to demonstrate conformity with the Landlord's standards and quality. Tenant's Architect and Tenant's Engineers are responsible for having all mechanical, electrical, life safety and Tenant Work required structural drawings complete.

          4. APPROVAL BY LANDLORD. Tenant's Plans shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Landlord shall be entitled to withhold approval if the proposed plans and specifications (i) interfere with the structural integrity of the Buildings, (ii) overload the utility systems of the Buildings, (iii) violate any applicable laws or regulations, (iv) materially affect the architectural integrity of the Buildings, or (v) affect the future marketability of the Buildings. If Landlord disapproves of any of Tenant's Plans, Landlord shall advise Tenant in reasonable detail of required revisions and the reasons therefor. After being so advised by Landlord, Tenant shall promptly submit a redesign, incorporating the revisions required by Landlord, for Landlord's approval. If Tenant has reason to dispute any Landlord disapproval, then the parties shall meet within 5 days and attempt to resolve the dispute.

               If the Parties are unable to resolve their differences as to Tenant's Preliminary Plans within 5 days after meeting, then either party may initiate an arbitration procedure by notifying the other Party of the need to submit their disagreements to binding and final arbitration by a mutually acceptable arbitrator with at least ten (10) years commercial office design experience. If the parties are unable to agree on the arbitrator within a period of ten (10) days of notice, then either party may request resolution by a single arbitrator before the American Arbitration Association, as set forth at the end of Lease Section 21.

          5. SUBMISSION BY TENANT. Tenant shall submit Tenant's Plans to Landlord on or before the following dates:

               October 1, 1999:    Structural floor load requirements.
               January 1, 2000:    All remaining Tenant Plans.

          6. PERMITS. Tenant shall be responsible for the cost and scheduling of the submission of Tenant's Plans, in a timely manner, for plan check by the City of Seattle and the obtaining of a building permit for the Tenant Work.

     B.   TENANT IMPROVEMENT CONSTRUCTION

          1. Tenant shall be responsible for the construction of the Tenant Work in accordance with approved Tenant Plans.

          2. Tenant shall, upon completion of Tenant's Plans, directly contract for the Tenant Work itself and request proposals from Landlord's general contractor, as well as other qualified tenant work general contractors working under the same building trade work rules as

               Landlord's general contractor. The qualified list of such contractors shall be mutually approved by Tenant and Landlord. When a contract is executed between the selected contractor and Tenant, said contractor shall be referred to as "Tenant's Contractor." Tenant agrees to cooperate with Landlord and Tenant's Contractor in the completion of the Tenant Work by responding to Landlord's and Tenant's Contractor's requests for information in a timely fashion and Landlord agrees to respond similarly to Tenant and Tenant's Contractor.

          3. Tenant shall submit to Landlord a preliminary cost estimate for the Tenant Work and shall provide to Landlord a final pricing for the Tenant Work when received from Tenant's Contractor but not later than fifteen (15) days prior to the commencement of the Tenant Work.

          4. Tenant's construction contract with Tenant's Contractor shall be a guaranteed maximum price contract (the "Tenant Improvement Construction Contract") and shall contain a construction schedule (the "Tenant Improvement Construction Schedule") for construction of the Tenant Work. The guaranteed maximum price specified in the Construction Contract shall include all costs and fees for construction of the Tenant Work with the exception of any required governmental permit fees, professional fees and Washington State Sales Tax. To the extent Tenant obtains any construction warranties from the general contractor and/or any of the subcontractors performing any of the Tenant Improvement work, it shall assign such warranties to Landlord, to the extent assignable, and, in the event such warranties are not assignable, Tenant agrees to enforce such warranties on Landlord's behalf.

     C.   SCHEDULE

          1. Provided that Tenant meets the scheduled deadlines for preparation and approval of Tenant's Plans, the Delivery Date, subject to any Tenant Delay or Force Majure delay, shall be February 29, 2000.

     D.   LANDLORD'S ALLOWANCE FOR TENANT WORK

          1. Landlord shall provide to Tenant a total "Tenant Improvement Allowance" as provided in Section 31 of the Lease. The Tenant Improvement Allowance shall be applied first toward the costs relating to Shell and Core Tenant Upgrades, including applicable Washington State Sales Tax, then toward the construction of the Tenant Work shown on the final approved Tenant's Plans, including applicable Washington State Sales Tax. The maximum allowance for Shell and Core Tenant Upgrades and Tenant Work shall not exceed $30.00 (Thirty dollars) per Rentable Square Foot.

          2. The Landlord shall pay the cost of the Tenant Work, up to the maximum allowance, directly to the Tenant as more fully described in Section IV below.

     E.   TENANT DELAY

          1. The term "Tenant Delay" shall include, but shall not be limited to, any delay in the occurrence of the Delivery Date or completion of Landlord's Work resulting from:

               a) Tenant's failure to perform any of its obligations with respect to the schedule dates contained herein or in the Lease, which actually results in a delay of the Delivery Date; or

               b) Any Tenant materials, finishes or installations called for on the Tenant Plans which are not readily available and, as a result, adversely affect the schedule;

               c) Any modification by Tenant to the Tenant's Plans that adversely affects the schedule; or

               d) Any Act by Tenant or its agents and contractors in installing any tenant fixtures or equipment that unreasonably delays the issuance of the Certificate of Occupancy or temporary Certificate of Occupancy for the Premises; or

               e) Any delay as a result of Section IV.B. Administration of Work, Changes, Additions or Alternations.

           Landlord shall make commercially reasonable efforts to mitigate the effect of any event that would otherwise cause Tenant Delay, provided that Landlord shall not be required to expend additional funds to mitigate Tenant Delay unless Tenant agrees in writing to reimburse Landlord for such costs.

     F.   LANDLORD DELAY

     The term "Landlord Delay" shall mean those construction events within the reasonable control of Landlord (i.e. excluding Tenant Delay, force majeure and actions for which Landlord is not responsible under this Exhibit F) to the extent such event causes:

               a) a material and unexpected interference with Tenant's construction of the Tenant Work and resulting delay in substantial completion of the Tenant Work, or

               b) a delay in substantial completion of the Building Shell and Core beyond the reference dates specified in Section 3 and this Exhibit F.

     Tenant shall make commercially reasonable efforts to mitigate the effect of any event that would otherwise cause Landlord Delay, provided that Tenant shall not be required to expend additional funds to mitigate Landlord Delay unless Landlord agrees in writing to reimburse Tenant for such costs.

     G.   COOPERATION

          The parties agree to use best efforts to cause each of their respective consultants, architects, engineers and contractors to cooperate with one another so that the Landlord Work and Tenant Work are promptly, diligently and efficiently constructed.

     H.   PUNCH LIST

          Within twenty (20) days after Completion of the Building Shell and Core, Tenant shall supply to Landlord a written punch list setting forth readily apparent additional corrective non-warranty work to the Building Shell and Core which Tenant believes is required to be performed pursuant to the requirements of Exhibit C. Once Landlord has been provided with a punch list in accordance with the foregoing, and agrees with the content of the punch list, Landlord shall within thirty (30) days of receipt of the punchlist take such measures as are necessary to correct such defective work.

IV.  ADMINISTRATION OF WORK

     A.   LANDLORD REIMBURSEMENT

          1. Landlord shall at the direction of Tenant either reimburse Tenant or directly pay Tenant's Contractor (up to the maximum amount of the Tenant Allowance remaining after reductions for Shell and Core Tenant Upgrades) for the Tenant Work on a monthly basis, within twenty (20) days after the receipt of a draw request from Tenant's contractor, accompanied by a signed Application and Certificate for Payment (in AIA format) from Tenant's Architect confirming that the work covered by such draw request has been completed to its satisfaction and setting forth, inter alia, the percentage of the Tenant Work completed to date. This payment request shall also be accompanied by partial conditional lien releases from Tenant's Contractor covering the Tenant Work performed and/or materials and labor supplied through the date of each application for payment and full conditional lien releases from each subcontractor and supplier which has at that stage completed its work and confirmation from Tenant that its general contractor is not in default and that the percentage of work completed on the draw request is accurate. The reimbursement shall be calculated on a percentage of completion basis less a retention as called for under the Tenant Improvement Construction Contract, but not less than five percent (5%). After completion of one hundred percent (100%) of the Tenant Work, Landlord shall either reimburse Tenant or directly pay Tenant's Contractor for the then unreimbursed balance of the allowance for the Tenant Work minus any mutually agreed holdback for uncompleted punch list items, within thirty (30) days following receipt of a schedule reflecting such costs, together with paid invoices supporting such costs, and satisfaction of all of the following conditions:

               a) Receipt by Landlord of a set of "as built" drawings for the Tenant Work and a copy of all warranties in effect with respect to such Tenant Work;

               b) Receipt by Landlord of a certificate from the Tenant's architect confirming that all Tenant Work have been performed in accordance with the approved plans and specifications, governing codes and ordinances and all punch list items, except mutually agreed items have been corrected;

               c) Receipt by Landlord of reasonable evidence of payment by Tenant of all other costs, including extras and change orders, to its construction contract;

               d) The receipt of lien releases from the general contractor and all other persons who performed work on or supplied materials for use in or otherwise have lien rights with respect to the Tenant Work;

               e) Landlord's on-site review of the Tenant Work and its reasonable approval thereof; and

               f) Issuance of a Certificate of Occupancy for the Premises by the City or satisfactory evidence that said Certificate of Occupancy will be issued for the Premises within the said 30 day period;

               No payment shall be made while Tenant is in default under the Lease. If any payment is not made when due, interest shall accrue thereon at the rate provided in Section 20.b. of the Lease, but Tenant may not offset unpaid amounts against sums otherwise due Landlord under this Lease, absent a final judgment thereon.

          2. If any lien is filed with respect to the Premises during the course of construction of the Tenant Work, Tenant shall notify Landlord in writing describing the cause of the lien and, if lien is for reason other than nonpayment by Landlord, the Tenant shall remove or otherwise satisfy the lien.

          3. If Tenant elects to have Landlord directly pay Tenant's Contractor per Section IV.A.1 of this Exhibit F, then Tenant shall provide Landlord evidence satisfactory that Tenant has funds sufficient to fund all amounts above the Tenant Allowance.

     B.   CHANGES, ADDITIONS OR ALTERATIONS

          1. TENANT REQUESTED CHANGES. If Tenant shall request any change, addition or alteration in any of the work shown in the Tenant's Plans after Landlord's approval thereof (whether the result of governmental requirement or otherwise), Tenant shall promptly give Landlord a written description of the changes requested and submit to Landlord plans and specifications describing such change. Provided the plans and specifications are complete, Landlord shall expeditiously (but in no event longer than within five (5) days after receipt of the complete plans and specifications) review such plans and specifications and provide to Tenant written approval of proposed changes. Landlord's approval shall be governed by III.A.4. above. Notwithstanding the foregoing, the costs of any Change Order relating to the Tenant Work shall be applied against the Tenant Work Allowance to the extent of any remaining balance thereof. Notwithstanding anything herein to the contrary, Landlord shall have no obligation to agree to or complete any Change Order if and to the extent any delay resulting or possibly resulting from the same jeopardizes the Delivery Date of the Premises, unless Tenant accepts total responsibility for such delay and reasonably compensates Landlord for such delay.

          2. CHANGES DURING CONSTRUCTION (SHELL AND CORE TENANT UPGRADES AND TENANT WORK). Revisions to the Shell and Core Plans or Tenant Plans, if any, are to be accommodated by Field Change Orders. A "Field Change Order" is a document which outlines the scope of a requested change in the Work as defined by the Shell and Core Plans and Tenant Plans and bears the signature of Tenant and Landlord representatives approving such change in scope. All such plans, specifications, and Field Change Orders shall be approved by Landlord and Tenant prior to being executed or acted upon by the Landlord's or Tenant's Contractors. Landlord and Tenant shall be given 24 hours to respond without causing a Landlord or Tenant Delay unless otherwise specified in said Field Change Order. In the event the Field Change Order increases the cost of the Shell and Core or Tenant Work beyond the maximum Tenant Work Allowance, Tenant shall pay for the work per the terms of this Exhibit and the Lease. As for Tenant Work, Tenant shall pay its Contractor per the terms of the construction contract between the Tenant and its Contractor.

                                    EXHIBIT G

                       OPTION SPACE PERFORMANCE CRITERION



Per Section 33 of the Lease, Tenant has the Option to Expand its Premises into the Building Three Option Space as defined in said Section 33.

This Exhibit establishes criterion under which Tenant's Building Three Option Space shall be reduced from a maximum of two full floors to one full floor.

Tenant's Building Three Option Space shall be reduced to one (1) full floor (either the first or second floor of Building Three at Landlord's sole discretion) if either one of the following two conditions exist:

     1) If at August 1, 2000, Tenant does not have cash coverage or the ability to finance current operating expenses plus twelve (12) months of payments due under the Lease.

     2) If by December 31, 2000, the number of full time employees working within the Premises is less than 240.

                                    EXHIBIT H

                            FORM OF LETTER OF CREDIT

As provided in Section 6 of the Lease, an irrevocable, unconditional Letter of Credit (the "Letter of Credit") in the amount of $2,500,000 shall be delivered to Landlord within ten (10) days following the execution of the Lease. The Letter of Credit will be in form satisfactory to Landlord (see attached draft), will be a clean sight draft in the required amount in favor of "401 Elliott West LLC", irrevocable and expiring no less than sixty (60) days after the Lease expiration date, will be issued by a bank approved by Landlord and will be unconditionally available to Landlord by Landlord's drafts, at sight.

The Letter of Credit can be an annually renewable Letter of Credit provided that if the term of Letter of Credit is not extended for at least one year or a replacement Letter of Credit from a new financial institution, both acceptable to Landlord, is not issued at least thirty (30) days prior to any expiry date, then Landlord shall have authority to draw down this Letter of Credit and use the proceeds as the security deposit per Section 6 of the Lease in lieu of a Letter of Credit.

The Letter of Credit shall be reduced per the following schedule and conditions:

1) Upon commencement of the sixty-first (61st) month of the lease, the Letter of Credit shall be reduced to $1,500,000 if all the following conditions exist as of the commencement of the sixty-first (61st) month.

     a) Tenant is not then in default under the terms of the lease and Tenant has cured all previous defaults, if any, with the Letter of Credit having been restored to its full amount required previous to this reduction.

     b) Tenant is not then in default under any of its Corporate Banking Loans or Lines of Credit requirements.

     c) Tenant's total market cap as determined by the price of its common stock traded on the NASDAQ or other similar public market is greater than $100,000,000.

     d) Tenant has experienced four consecutive quarters of positive earnings during the preceding twelve (12) months, as reported in its annual or quarterly reports to Shareholders.

2) Upon the early termination of the Lease, only per terms of Section 35 of the Lease, Right to Terminate, the Letter of Credit shall be extinguished and returned to Tenant, less any Rent, Additional Rent or Other Sums due under the Lease.

3) Upon commencement of the ninety-seventh (97th) month of the Lease, the Letter of Credit shall be reduced to $1,000,000 if all the following conditions exist as of the commencement of the ninety-seventh (97th) month.

     a) Tenant is not then in default under the terms of the lease and Tenant has cured all previous defaults, if any, with the Letter of Credit having been restored to its full amount required previous to this reduction.

     b) Tenant is not then in default under any of its Corporate Banking Loans or Lines of Credit requirements.

     c) Tenant's total market cap as determined by the price of its common stock traded on the NASDAQ or other similar public market is greater than $100,000,000.

     d) Tenant has experienced four consecutive quarters of positive earnings during the preceding twelve (12) months, as reported in its annual or quarterly reports to Shareholders.


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

4) Upon expiration of the initial lease term or the commencement of the first renewal term under this Lease, the Letter of Credit shall be extinguished and returned to Tenant, less any Rent, Additional Rent or Other Sums due under the Lease.









































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